UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.)
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Filed by a Party other than the Registrant ☐

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☑	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-2
THE ENSIGN GROUP, INC.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF 2022 ANNUAL MEETING OF SHAREHOLDERS

WHEN À	WHERE	WHO CAN VOTE	RECORD DATE

Thursday, May 26, 2022 at 10:00 a.m. PDT	Southland Care Center 11701 Studebaker Road Norwalk, California 90650	Owners of Ensign's issued and outstanding common stock as of the close of business on the record date.	March 31, 2022

Items of Business		Board Recommendation
1	Election of four nominees named in the proxy statement to serve on Ensign's Board of Directors	☑	FOR each director nominee	›	See pg 3
2	Ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for 2022	☑	FOR	›	See pg 15
3	Advisory approval of the Company's named executive officer compensation	☑	FOR	›	See pg 31
4	Approval of the Company's 2022 Omnibus Incentive Plan	☑	FOR	›	See pg 32

We will also address any other business which may properly come before the Annual Meeting or any adjournment or postponement. Following the formal meeting, management intends to discuss on our developments of the past year and respond to questions of general interest to shareholders.

We intend to hold our 2022 Annual Meeting of Shareholders in person, subject to applicable occupancy restrictions. We are actively monitoring the public health and travel concerns of our stockholders and employees in light of COVID-19 (Coronavirus), as well as the related protocols that federal, state and local governments may impose. As part of our precautions, we are considering the possibility of changing the location of the 2022 Annual Meeting of Shareholders or holding a virtual meeting by means of remote communication. We will announce in a current report on Form 8-K any alternative arrangements for the 2022 Annual Meeting of Shareholders as promptly as practicable.

How To Vote
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS

Ensign’s Proxy Statement for the 2022 Annual Meeting of Shareholders (the “Proxy Statement”) and 2021 Annual Report on Form 10-K (the “2021 Form 10-K”) are available at www.proxyvote.com.

Your vote is important. Please vote as soon as possible by one of the methods shown below. Be sure to have your proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials in hand and follow the below instructions:

By Internet	:	You can vote your shares online at www.proxyvote.com

By Phone	(	You can vote your shares by calling 800-690-6903

By Mail	-	Complete, sign, date and return your proxy card or voting instruction form in the postage-paid envelope provided
Date of Mailing
April 14, 2022		Our intended date to mail a Notice of Internet Availability of Proxy Materials.
In accordance with rules and regulations adopted by the Securities and Exchange Commission (the "SEC"), we have elected to furnish our proxy materials to shareholders by providing access to the materials on the Internet. Accordingly, a Notice of Internet Availability of Proxy Materials (the Notice) has been mailed to the majority of our shareholders, while other shareholders have instead received paper copies of the documents accessible on the Internet. It is important that your shares be represented and voted whether or not you plan to attend the Annual Meeting in person. If you are the registered holder of your shares and are viewing the Proxy Statement on the Internet, you may grant your proxy electronically via the Internet by following the instructions on the Notice previously mailed to you and the instructions listed on the Internet site. If you are receiving a paper copy of the proxy statement, you may vote by completing and mailing the proxy card enclosed with the Proxy Statement, or you may grant your proxy electronically via the Internet or by telephone by following the instructions on the proxy card. If your shares are held in “street name,” which means that your shares are held of record by a broker, bank or other nominee, you should review the Notice used by that firm to determine whether and how you will be able to submit your proxy by telephone or over the Internet. Submitting a proxy over the Internet, by telephone or by mailing a proxy card will ensure your shares are represented at the Annual Meeting.
THE ENSIGN GROUP, INC.
BY ORDER OF THE BOARD OF DIRECTORS
BARRY R. PORT
CHIEF EXECUTIVE OFFICER
San Juan Capistrano, California
Dated: April 14, 2022

PROXY STATEMENT
We are pleased to take advantage of SEC rules that allow companies to furnish their proxy materials over the Internet. Accordingly, we sent to the majority of our shareholders a Notice of Internet Availability of Proxy Materials or "Notice" regarding the Internet availability of the proxy materials. Other shareholders were instead sent paper copies of the proxy materials accessible on the Internet if the preference to receive a paper copy was requested. Instructions on how to access the proxy materials over the Internet or to request a paper copy can be found on the Notice. In addition, shareholders may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis by going to www.proxyvote.com and following the instructions. A shareholder’s election to receive proxy materials by mail or e-mail will remain in effect until the shareholder elects otherwise.
The enclosed Proxy Statement is solicited by the Board of Directors (the "Board") of The Ensign Group, Inc., ("Ensign") a Delaware corporation, for use at the 2022 Annual Meeting of Shareholders. Our principal executive offices are located at 29222 Rancho Viejo Road, Suite 127, San Juan Capistrano, California 92675. This proxy statement is first being made available to shareholders on or about April 14, 2022. When used in this Proxy Statement, the terms “we,” “us,” “our” or the “Company” refer to The Ensign Group, Inc. and its consolidated subsidiaries; however, The Ensign Group, Inc. is a holding company and each of the affiliated operations and operating subsidiaries referenced herein is operated by a separate, wholly-owned independent operating subsidiary that has its own management, employees and assets. The use of “we,” “us,” “our” and similar words in this Proxy Statement is not meant to imply that any or all of these operations are operated by the same entity or that The Ensign Group, Inc. operates any of the businesses conducted by its subsidiaries.
The expenses of preparing, assembling, printing and mailing the Notice, this Proxy Statement and the materials used in the solicitation of proxies will be borne by the Company. Proxies will be solicited through the Internet and the mail. Our directors, officers, and other employees, without additional compensation, may also solicit proxies personally or in writing, by telephone, e-mail, or otherwise. We do not anticipate paying any compensation to any other party for the solicitation of proxies, but may reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to beneficial owners.
Any shareholder who executes and delivers a proxy has the right to revoke it at any time before it is exercised by delivering to the Secretary of the Company an instrument revoking it or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. Subject to revocation, the proxy holders will vote all shares represented by a properly executed proxy received in time for the Annual Meeting in accordance with the instructions on the proxy. If no instruction is specified with respect to a matter to be acted upon, the shares represented by the proxy will be voted in accordance with the recommendation of the Board.
Voting Securities and Vote Required
Holders of record of Ensign's common stock at the close of business on March 31, 2022 will be entitled to vote at the Annual Meeting. On that date, 55,308,078 shares of the Company's common stock were issued and outstanding. Each share of common stock is entitled to one vote on every matter submitted to the shareholders at the Annual Meeting. In order to constitute a quorum for the conduct of business at the Annual Meeting, a majority of the issued and outstanding shares of common stock entitled to vote at the Annual Meeting must be represented, either in person or by proxy, at the Annual Meeting. Under Delaware law, shares represented at the Annual Meeting by proxies that reflect abstentions or broker non-votes will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. A “broker non-vote” occurs when a bank, broker or other holder of record holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

Proposal 1: Election of the Class III and Class I director nominees will require the affirmative approval of a majority of the votes cast with respect to each director's election. A majority of votes cast with respect to a director's election means that the number of votes cast "FOR" a director's election exceeds the number of votes cast "AGAINST" that director's election, with abstentions and broker non-votes not counted as a vote cast either "FOR" or "AGAINST" that director's election. Unless instructed to the contrary, the shares represented by proxies will be voted FOR the election of the Class III and Class I director nominees.
Proposals 2, 3 and 4: The proposals referenced will require the affirmative vote of a majority of the outstanding shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote. In determining whether each proposal has received the requisite number of affirmative votes, abstentions and broker non-votes will be counted as shares entitled to vote and will have the same effect as votes against the proposals. Properly executed, unrevoked proxies will be voted FOR Proposals 2, 3 and 4 unless a vote against such proposals or abstention is specifically indicated in the proxy.
Your vote is very important. Accordingly, whether or not you plan to attend the Annual Meeting in person, you should vote by using one of the methods described in the Notice. You may vote your shares at the Annual Meeting by attending and voting in person, by voting via the Internet or by telephone as described in the Notice, or by having your shares represented at the Annual Meeting by a valid proxy.

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If your shares are not registered directly in your name (e.g. you hold your shares in a stock brokerage account or through a bank or other holder of record), you may vote by following the instructions detailed on the notice or voting instruction form you receive from your broker or other nominee. If your shares are registered directly in your name with our transfer agent, you are considered, with respect to those shares, the “shareholder of record.” In that case, either the Notice or the Notice of Annual Meeting, this Proxy Statement and our 2021 Form 10-K have been sent directly to you.

Please note that you cannot vote your shares by filling out and returning the Notice. The Notice does, however, include instructions on how to vote your shares.

COMPANY'S UPDATES
Our Resilience Through COVID-19

As COVID-19 continued to evolve in 2021, our company remained on the front lines, responding to surges, treating patients in need of care and managing through the effects of the pandemic. Our local model has played a critical role in our ability to respond effectively, pivot immediately and provide clarity on necessary actions at the local community level. Our ability to perform under difficult and constantly evolving circumstances underscores the strength and commitment of our people and our resilience in managing through the unknown.
Our primary focus throughout the COVID-19 pandemic has remained ensuring the health and safety of our patients, residents, employees, and their respective families. We continue to implement measures necessary to provide the safest possible environment within our sites of service, taking into consideration the vulnerable nature of our patients and the unique exposure risks of our staff.
Our pandemic protocols are informed by CDC’s evolving recommendations and available scientific data to break the chain of transmission. We have maintained a constant, clear stream of communication company-wide and supported by real-time data across our facilities let by our top clinicians and legal experts to bring our operators and front-line staff members together to help ensure consistency in applying CDC guidelines, while providing a channel to share best practices, quickly triage issues and address emerging matters.

Director Changes

Mr. Roy Christensen passed away peacefully on November 11, 2021 at the age of 87. Mr. Christensen has been a member of the Board of Directors since the Company was formed, serving as chairman of the Board from 1999 until May 2019 when he became chairman emeritus and director. In October 2021, Mr. Christensen announced he would retire and resign from the Board effective December 31, 2021, and was expected to continue to provide certain consulting services to the Board and the management team as a non-voting chairman emeritus. Upon his death, the Board of Directors left the seat vacant for a short period of time out of respect for Mr. Christensen's service. On October 25, 2021, the Board of Directors appointed Suzanne D. Snapper, currently serving as the Company’s Chief Financial Officer and Executive Vice President, to fill the vacancy created by Mr. Christensen’s retirement, which appointment was effective on December 31, 2021.

Captive Real Estate Investment Trust

On January 1, 2022, we formed Standard Bearer Healthcare REIT, Inc. (Standard Bearer REIT), a holding company with subsidiaries that own most of our real estate portfolio. The REIT structure will allow us to better demonstrate the growing value of our owned real estate and provides us with an efficient vehicle for future acquisitions of properties that could be operated by Ensign affiliates or other third parties. We believe this structure will give new pathways to growth with transactions that we would not have considered in the past.

CORPORATE GOVERNANCE
We are committed to continually enhancing our strong corporate governance practices, which we believe helps us sustain our success and build long-term value for our shareholders. Our Board sets high standards for our employees, officers and directors. Implicit in this philosophy is the importance of sound corporate governance. It is the duty of the Board to serve as a prudent fiduciary for shareholders and to oversee the management of the Company's business. Our governance structure is designed to enable independent, experienced and accomplished directors to provide advice, insight, guidance and oversight to advance the interests of the Company and our shareholders.

Our amended and restated certificate of incorporation (our "Certificate of Incorporation") provides for a classified Board of Directors consisting of three classes of directors, each serving staggered three-year terms and each class as nearly equal in number as possible as determined by our Board. As a result, a portion of our Board will be elected each year.

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Proposal 1:
Election of Directors

Recommendation of the Board:	FOR each director nominee	✓
Upon the recommendation of the Nominating and Corporate Governance Committee, our Board, including its independent directors, selected and approved Dr. Ann S. Blouin, Mr. Lee A. Daniels and Mr. Barry R. Port as nominees for election as Class III directors, the class being elected at the Annual Meeting. Each nominee is to serve for a term of three years, expiring at the 2025 annual meeting of shareholders or until his or her successor is duly appointed or elected and qualified or until his or her earlier death, resignation or removal.

In addition, upon the recommendation of the Nominating and Corporate Governance Committee, our Board, including its independent directors, selected and approved Ms. Suzanne D. Snapper for service on the Board of Directors for an initial one-year term, expiring at the 2023 annual meeting. If Ms. Suzanne D. Snapper is elected to serve as a director for the initial one-year term, the Board of Directors anticipates that Ms. Suzanne D. Snapper will be nominated for election to serve a three-year term as a Class I director at the 2023 annual meeting with a term that would expire in 2026. We are not aware of any arrangements or understandings between the director nominees and any other person pursuant to which such persons were selected as a director nominee.

Dr. Ann S. Blouin, Messrs Lee A. Daniels and Barry R. Port, and Ms. Suzanne D. Snapper currently serve as members of our Board and have agreed to serve if elected. In the event the nominees named herein are unable to serve or decline to serve at the time of the Annual Meeting, the persons named in the enclosed proxy will exercise discretionary authority to vote for substitutes. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the nominees. This proxy cannot be voted for a greater number of persons than four.

			Committee Membership
Name	Age	Director Since	Board of Directors	Audit Committee	Quality Assurance and Compliance	Nominating and Corporate Governance	Compensation
Lee A. Daniels	65	2013	✓	✓			Chair
Ann S. Blouin	69	2018	✓		Chair	✓
Barry R. Port	47	2019	✓		✓
Suzanne D. Snapper	48	2022	✓		✓

Background information regarding the nominees and all other directors as of March 31, 2022, including some of the attributes that led to their selection, appears below. In addition, the Board firmly believes that the experience, attributes and skills of any single director nominee should not be viewed in isolation, but rather in the context of the experience, attributes, and skills that all director nominees bring to the Board as a whole, each of which contributes to the function of an effective Board.

Determinations Regarding Director and Nominee Independence
The Company's common stock is listed on the NASDAQ Global Select Market. The NASDAQ Listing Rules require that a majority of the members of a listed company’s board of directors qualify as “independent”. After review of all of the relevant transactions or relationships between each director (and his or her family members) and us, our senior management and our independent registered public accounting firm, our Board has affirmatively determined that each of Dr. Ann S. Blouin, Ms. Swati B. Abbott, and Messrs. Daren J. Shaw, Lee A. Daniels and Barry M. Smith are "independent" within the meaning of the applicable NASDAQ Listing Rules.
Further, each member of our Board serving on our Audit Committee, Compensation and Nominating Committee and Corporate Governance Committee is “independent” within the meaning of the applicable NASDAQ Listing Rules and, as applicable, the Securities Exchange Act of 1934, as amended the Exchange Act.

NOMINEES AND DIRECTORS

The following biographical information sets forth certain information with respect to the nominees for election as well as the continuing directors whose terms expire at the annual meeting of shareholders in 2023 and 2024. The information is current as of March 31, 2022. The information presented below for each director includes the specific experience, qualifications, attributes and skills that led us to the conclusion that such director should be nominated to serve on our Board in light of our business.

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Nominees for Election to the Board of Directors

Lee A. Daniels	AGE	DIRECTOR SINCE	COMMITTEES
Director	65	2013	Compensation (Chair) and Audit
Experience
Mr. Daniels has served as a member of our Board since June of 2013. Mr. Daniels is currently a professor of International Business and Marketing at the Marriott School of Management at Brigham Young University (BYU) where he has been teaching since 2004. Prior to joining the faculty at BYU, Mr. Daniels spent 25 years working in international business in more than 30 countries. Most recently, Mr. Daniels served as the Chief Executive Officer and Managing Partner of Daniels Capital, LLC, a real estate investment company. He was also President of Newbridge Capital, Japan, one of the largest private equity funds in Asia, from 2001 to 2004, President and Representative Director of Jupiter Telecommunications Co., Ltd., the largest cable TV, internet and telephone company in Japan; and Chief Executive Officer of Titus Communications from 1998 to 2000. Mr. Daniels spent the majority of his career at AT&T, where he served as President and Chief Executive Officer of AT&T Japan Ltd. from 1994 to 1998 and concurrently served as the Chairman of JENS, one of the first internet service providers in Japan. Mr. Daniels has also served on numerous board of directors in Japan and the United States, including Raser Technologies, Inc., The US Travel Industry Association and Novarad. He was also Chairman of the Board of the American International School in Japan from 1999 to 2004. We believe that Mr. Daniels’ extensive management and board experience and his proven leadership and business capabilities support the conclusion that he should serve as one of our directors.

Ann S. Blouin, PhD, RN	AGE	DIRECTOR SINCE	COMMITTEES
Director	69	2018	Quality Assurance and Compliance (Chair) and Nominating & Corporate Governance
Experience
Dr. Blouin has served as a member of our Board since November 2018. Dr. Blouin retired from her position as Executive Vice President of Customer Relations and previous position as Executive Vice President of Accreditation and Certification Operations at The Joint Commission where she provided leadership in aligning the strategic and operating goals of the organization with its client base. The Joint Commission has accreditation and certification programs across the care continuum, including long-term care. With more than 30 years of health care administration, consulting and clinical nursing experience, Dr. Blouin has held key senior leadership positions at community teaching hospitals and academic medical centers. While serving in key leadership roles with the consulting firms of Deloitte LLP, Ernst & Young Global Limited, Cap Gemini SE and Huron Consulting Group, she worked with multiple health systems across the United States and Canada to help them improve operating cost efficiency and effectiveness, revenue management, care coordination, and quality and patient safety. Dr. Blouin is currently serving as President of PSQ Advisory, working with boards and senior leadership to deliver strategic guidance on patient care quality and safety for America's health systems. In addition, Dr. Blouin also serves on the Institute for Healthcare Improvement Board of Directors and as an editorial advisor for the Journal of Nursing Administration. Dr. Blouin is an Assistant Professor at Loyola University of Chicago. Dr. Blouin earned her Doctor of Philosophy (PhD) in Nursing Sciences and Master's Degree in Business Administration (MBA) from the University of Illinois at Chicago. Dr. Blouin received her Master of Science in Nursing (MSN) from Loyola University of Chicago, and Bachelor of Science in Nursing (BSN) from Lewis University in Romeoville, Illinois. We believe that Dr. Blouin’s extensive experience and leadership supports the conclusion that she should serve as one of our directors.

Barry R. Port	AGE	DIRECTOR SINCE	COMMITTEES
Chief Executive Officer and Director	47	2019	Quality Assurance and Compliance
Experience
Mr. Port has served as our Chief Executive Officer since May 2019. He has concurrently served as a member of our Board since May 2019. From January 2012 to May 2019, Mr. Port served as the Chief Operating Officer of our wholly-owned subsidiary, Ensign Services, Inc., which provides consulting and management services to our skilled nursing and senior living operations. He previously served as the President of our subsidiary, Keystone Care, Inc., which supervised the operations of facilities in Texas, from March 2006 to December 2011. Prior to 2006, he served as the Chief Executive Officer at our Bella Vita Health and Rehabilitation Center, a skilled nursing and assisted living campus in Glendale, Arizona from March 2004 to March 2006. We believe that Mr. Port's important role in the management of our company and its affiliates and his leadership and business skills, support the conclusion that he should serve as one of our directors.

Suzanne D. Snapper	AGE	DIRECTOR SINCE	COMMITTEES
Chief Financial Officer, Executive Vice President and Director	48	2022	Quality Assurance & Compliance

Ms. Snapper is responsible for the Company's accounting, finance, information technology, tax, internal controls, investor relations, managed care, treasury and finance risk management functions. She has served as our Chief Financial Officer since August 2009 and previously served as our Vice President of Finance since joining Ensign in 2007. As Vice President of Finance, Ms. Snapper played a key role in taking the Company public in 2007. She also oversaw the implementation of our internal controls over financial reporting. Prior to joining the Company, she worked from 1996 to April 2007 as an accountant with KPMG LLP, where her practice included providing audit services for public companies in the technology, transportation and quick serve restaurant industries. Ms. Snapper is a certified public accountant.
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Continuing Members of the Board of Directors

Class I Directors with Terms Ending at the 2023 Annual Meeting of Shareholders

Barry M. Smith	AGE	DIRECTOR SINCE	COMMITTEES
Director	68	2014	Quality Assurance & Compliance, Compensation and Nominating & Corporate Governance (Chair)
Experience
Mr. Smith has served as a member of our Board since 2014. He most recently served as Chairman and Chief Executive Officer of Magellan Health, Inc., the nation’s largest provider of behavioral health services and a leading national provider of radiology benefit management services, specialty pharmacy and prescription benefit management services, since 2013. He retired from Magellan at the end of 2019. He founded and served as Chairman, President and Chief Executive Officer of VistaCare, Inc., a national provider of hospice services, from 1996 to 2002, and he served as Chairman of VistaCare in 2003. From 1990 through 1995, Mr. Smith served as Chairman and Chief Executive Officer of Value Rx, Inc., which was then one of the country’s largest pharmacy benefit management companies and, prior to that, served as vice president of operations for PCS Health Systems, also a pharmacy benefit management firm. We believe Mr. Smith’s extensive experience as a proven and experienced leader in numerous healthcare businesses that are closely related to our businesses and his valuable strategic and other management insights support the conclusion that he should serve as one of our directors.

Swati B. Abbott	AGE	DIRECTOR SINCE	COMMITTEES
Director	58	2020	Audit and Quality Assurance & Compliance
Experience
Ms. Abbott has served as a member of our Board since January 2020. Ms. Abbott most recently served as the President and Chief Executive Officer of Health Intelligence Company LLC, doing business as Blue Health Intelligence, a healthcare data and analytics company, from May 2011 to March 2022. Prior to joining Blue Health Intelligence, Ms. Abbott served as the president of MEDai, Inc., an industry leader in predictive analytics, prior to its acquisition by Reed Elsevier in 2008. She also served as Managing Director for the Medical Management Strategic Business Unit at ViPS. She currently serves as a Director of Prognos, Inc., a private healthcare data analytics company. She also served as a Director of Magellan Health Inc. (NASDAQ: MGLN), until its acquisition by Centene in January 2022. We believe that Ms. Abbott's extensive experience and leadership in the healthcare services industry supports the conclusion that she should serve as one of our directors.

Class II Directors with Terms Ending at the 2024 Annual Meeting of Shareholders

Christopher R. Christensen	AGE	DIRECTOR SINCE
Co-founder, Executive Chairman and Chairman of the Board	53	Formation in 1999
Experience
Mr. Christensen has served as our President since 1999 and Chief Executive Officer since April 2006. In May 2019, Mr. Christensen began serving as our Executive Chairman and the Chairman of the Board. Mr. Christensen has served as a member of our Board since the formation of the Company in 1999, has overseen the company and its growth since its inception. Prior to the formation of Ensign, Mr. Christensen served as acting Chief Operating Officer of Covenant Care, Inc., a California-based provider of long-term care. As a cofounder of CareTrust REIT, Inc., which spun-out of Ensign in 2014, Mr. Christensen served as a director from June 2014 to April 2015. Also, as cofounder of The Pennant Group, Inc., which spun-out of Ensign in 2019, Mr. Christensen has served and continues to serve as a director. We believe that Mr. Christensen’s important role in the history and management of our company and its affiliates and his leadership and business skills, support the conclusion that he should serve as one of our directors.

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Daren J. Shaw	AGE	DIRECTOR SINCE	COMMITTEES
Director	65	2012	Audit (Chair), Compensation and Nominating & Corporate Governance
Experience
Mr. Shaw has served as a member of our Board since March 2012. Mr. Shaw has served for more than 34 years in leadership capacities with several financial services firms. In 2019, he retired as a Managing Director of the Investment Banking Group at D.A. Davidson & Co., a middle-market full-service investment banking firm. While at D.A. Davidson & Co., Mr. Shaw served on the Senior Management Committee and board of directors and served as the lead investment banker in a wide variety of transactions, including public stock offerings, private placements, and mergers and acquisitions. Previously, Mr. Shaw served for 12 years with Pacific Crest Securities, in various roles, including Managing Director. Mr. Shaw also serves as a member of the board of directors of Profire Energy, Inc. (NASDAQ: PFIE), and on the investment committee of Tingey Investment Advisors, a registered investment advisory firm. Mr. Shaw's previous leadership positions at numerous investment banking firms provides him with valuable financial understanding, and supports his role as Chair of our Audit Committee. We believe that Mr. Shaw’s extensive experience and leadership in the financial services industry supports the conclusion that he should serve as one of our directors.

BOARD STRUCTURE AND PRACTICES

Our Executive Chairman and Chairman of the Board, Christopher R. Christensen, is one of the Company's founders and is the former Chief Executive Officer and President. The role of the Chairman of the Board is to provide governance and leadership to the Board, including helping to organize the Board's work and ensuring that its members have accurate and timely information to effectively carry out their responsibilities.

The Board does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board as the Board believes it is in the best interests of the Company to make that determination based upon the position and direction of the Company and the membership of the Board. The Board has determined that not having the Company's Chief Executive Officer also serve as Chairman of the Board is in the best interest of the Company's shareholders at this time. However, the Board has determined that having the Company's former Chief Executive Officer serve as the Chairman of the Board is in the best interest of the Company shareholders because of the former Chief Executive Officer's extensive knowledge of the Company and its industry, and serves to foster greater communication between the Company's management and the Board.
Below are some highlights of our corporate governance practices:

Board Structure and Practices		Board's Role in Risk Oversight
w	Each of our Board members is elected at least every three years.	w	Our Board actively oversees the Company's risk and enterprise-wide risk management process in a way that balances managing risks while enhancing the long-term value of the Company for the benefit of the shareholders.
w	We have majority voting for our director elections.
w	Five of our Board members are independent, in accordance with NASDAQ Listing Rules and our Corporate Governance Guidelines at investor.ensigngroup.net/corporate-governance	w	Our Board focuses on effective risk oversight to set the Company's tone and culture towards effective risk management by developing and establishing a mutual understanding with management of the Company's risk philosophy and overall appetite for risk.
w	We have adopted a process to enable shareholders to nominate directors in accordance with our Bylaws.	w	Our Board is actively involved with management assessment of existing risk management processes and how management identifies, assesses and manages the Company's most significant risk exposures. Our Board expects frequent updates from management about the Company's most significant risks so as to enable it to evaluate whether management is responding appropriately.
w	Our independent directors meet frequently in executive session.
		w	Our Board is actively engaged in managing talent and long-term succession planning for executives.

Our Board relies on each of its sub-committees (the "Board Committees") to help oversee the risk management responsibilities relating to the functions performed by such Board Committees. Each of the Board Committees are required to make regular reports of its actions and communicate any recommendations to the Board, including recommendations to assist the Board with its overall risk oversight function.

†Our Audit Committee periodically discusses with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies.
†Our Compensation Committee helps the Board to identify the Company's exposure to any risks potentially created by our compensation programs and practices. For a further discussion of how the Compensation Committee helps mitigate this risk, see the section titled "Compensation Discussion and Analysis - Compensation Policy and Objectives" below.
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†Our Nominating and Corporate Governance Committee helps the Board establish qualifications for a director nominee, including qualities and skills. They oversee the Corporate Governance policies, procedures and guidelines for the Company.
†Our Quality Assurance and Compliance Committee oversee risks relating to the Company's policies and assists the Board and management in promoting an organizational culture that encourages commitment to ethical conduct and a commitment to compliance with the law.

Key Focus Areas

•Business Strategy

Our Board works with management to guide a strategy that positions the Company for long-term success, focusing on delivering the best care to our residents. Additionally, our Board supports near term strategies as reflected in our ability to quickly pivot our focus and reflect the value of our unique organization structure in a time of great economic uncertainty resulting from the COVID-19 pandemic.

•People

The Board and management share a fundamental belief that people matter, as evidenced more than ever these past two years. Our employees were absolutely critical in determining to remain indispensable and responsive during this global ongoing pandemic to save and improve countless lives. Their strength and willpower to do everything to care for our residents and the healthcare community have impacted lives of individuals, clinical quality, the long-term care industry and our financial performance.

•Risk Oversight

The Board regularly considers our risk profile when reviewing our overall business strategy and when making decisions impacting the Company. Individual performance objectives of the executive leadership team are aligned with the Company’s top enterprise-wide risks.

Engaging with Our Shareholders
Management and directors engage with our shareholders throughout the year in a variety of forums. Members of the executive management team made themselves available to attend the meetings upon request. Our interactions cover a broad range of governance and business topics, including proxy access, board elections, compensation practices, peer group composition, business strategy environmental and social issues and the Company's continued response to the ongoing COVID-19 pandemic. Our engagement activities and meaningful exchanges to which we have been exposed provide us with a valuable understanding of our shareholders' perspectives and an opportunity to share views with them. We look forward to maintaining an open line of dialogue with our shareholders.

We encourage you to visit the Corporate Governance area of the "Investor Relations" section of our website (http://investor.ensigngroup.net/corporate-governance) where you will find detailed information about our corporate governance practices and policies including each of our Committee's Charters, excluding the Quality Assurance and Compliance Committee.

The Company's Director Nomination Process

Our Nominating and Corporate Governance Committee oversees the director nomination process. This committee is responsible for assisting the Board in establishing minimum qualifications for director nominees, including qualities and skills that members of our Board are expected to possess. These criteria include the candidate's personal and professional integrity, the candidate's financial literacy or other professional or business experience relevant to an understanding of the Company and our business, the candidate's demonstrated ability to think and act independently and with sound judgment, and the candidate's ability to be effective, in conjunction with other members or nominees of the Board in collectively serving the long-term interests of the Company and our shareholders. Our Nominating and Corporate Governance Committee identifies and evaluates individuals qualified to become members of our Board. Our Nominating and Corporate Governance Committee then recommends that our Board select the director nominees for the election at the next annual meeting of shareholders, or to fill vacancies on our Board of Directors occurring between annual meetings of shareholders.

7 Ensign Group

We believe it is important to have an appropriate mix of diversity for the optimal functionality of the Board. Our Nominating and Corporate Governance Committee charter requires that the committee considers each candidate's qualities and skills and our Nominating and Corporate Governance Committee considers each candidate's background, race, ethnicity, gender, ability, judgment, skills and experience in the context of the needs and current make up of the Board when evaluating director nominees. In addition, the Nominating and Corporate Governance Committee is also committed to actively seeking women and minority candidates for the pool from which Board candidates are chosen. The Board believes it is important for each member of the Board to possess skills and knowledge in the areas of leadership of large, complex organizations, finance, strategic planning, laws and regulations, government relations and relevant industries, especially the healthcare and skilled nursing industries. These considerations help the Board as a whole to have the appropriate mix of diversity, characteristics, skills and experiences for the optimal functioning of the Board of Directors in its oversight of our Company. As part of its periodic self-assessment process, the Nominating and Corporate Governance Committee reviews and evaluates its performance, including overall composition of the Board and the criteria that it uses for selecting nominees in light of the specific skills and characteristics necessary for the optimal functioning of the Board in its oversight of our Company. The Nominating and Corporate Governance Committee considers all of the criteria described above, including the candidate's diversity, in identifying and selecting nominees and in the future may establish additional minimum criteria for nominees.
Nomination Right of All Shareholders under Section 3.02 of our Bylaws. Pursuant to Section 3.02 of our amended and restated bylaws (our “Bylaws”), any shareholder may nominate one or more persons for election as a director at an annual meeting of shareholders. To do so, the shareholder must comply with the timely notice, information and consent provisions contained in our Bylaws. In order for an eligible shareholder's director nomination to be timely, the shareholder must deliver written notice to our corporate Secretary: (i) in the case of an annual meeting, not later than the close of business on the 60th day, nor earlier than the 90th day, prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that no annual meeting of shareholders was held in the previous year or the annual meeting of shareholders is called for on a date that is not within 30 days of such anniversary date, notice by the shareholder must be so received no earlier than the close of business on the 90th day prior to such annual meeting of shareholders and not later than the close of business on the 60th day prior to such annual meeting of shareholders, or (ii) in the case of a special meeting of the shareholders called for the purpose of electing directors, not later than the close of business on the 10th day following the date on which public disclosure of the date of the annual meeting of shareholders was made by the corporation, whichever occurs first. The written notice must include the information about the director nominee that is required to be provided pursuant to Section 3.02(a)-(i) of our Bylaws and the written consent of each proposed nominee to serve as a director if so elected. Notwithstanding the foregoing, in order to include information with respect to a stockholder nomination in the proxy statement and form of proxy for a stockholder’s meeting, stockholders must comply with the requirements of the Exchange Act, and the regulations promulgated thereunder. The presiding officer of an annual meeting of shareholders shall refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.
Right of All Shareholders to Recommend Director Nominees to the Nominating and Corporate Governance Committee. Pursuant to Section 5 of the Nominating and Corporate Governance Committee charter, the Nominating and Corporate Governance Committee will consider nominees for the Board recommended by shareholders. If an eligible shareholder wishes to recommend a director nominee to the Nominating and Corporate Governance Committee, he or she should submit such recommendation in writing to the Chair, Nominating and Corporate Governance Committee, care of the Secretary of the Company, Chad A. Keetch, The Ensign Group, Inc., 29222 Rancho Viejo Road, Suite 127, San Juan Capistrano, California 92675, by the deadline for shareholder proposals set forth in the Company's last proxy statement, specifying the information about the director nominee that is required to be provided pursuant to Section 5 of the Nominating and Corporate Governance Committee charter. All such recommendations will be brought to the attention of the Nominating and Corporate Governance Committee, and the Nominating and Corporate Governance Committee shall evaluate such suggested director nominees in accordance with the same criteria applicable to the evaluation of all director nominees. The Nominating and Corporate Governance Committee is not required to include, or recommend to the Board for inclusion in the proxy statement, any proposed director nominees of the Board who are recommended by shareholders through this process.
Committees of the Board of Directors and Related Matters
During fiscal year 2021, our Board had four standing Board Committees: the Compensation Committee, the Audit Committee, the Nominating and Corporate Governance Committee, and the Quality Assurance and Compliance Committee. The Board, upon recommendation of the Nominating and Corporate Governance Committee, makes Board Committee and Board Committee chair assignments annually at its meeting immediately preceding the annual meeting of shareholders, although further changes to committee assignments are made from time to time as deemed appropriate by the Board. The Board Committees, other than the Quality Assurance and Compliance Committee, operate pursuant to written charters, copies of which are available on our website at www.investor.ensigngroup.net/corporate-governance.

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Attendance at Board, Committee and Annual Meetings

During the year ended December 31, 2021, our Board met seven times. Each of the directors attended at least 75 percent of the meetings of our Board and the meetings of any of our Board Committees on which they served that were held during the term of each director. Our Board and the Board Committees also acted by way of various unanimous written consents four times during the year ended December 31, 2021. In addition, the Compensation Committee, the Audit Committee and the Board met, at times, without management present in executive session. During the year ended December 31, 2021, the Audit Committee met at least once without management present in executive session.
Although we do not have a formal policy regarding attendance by members of our Board at our Annual Meeting of Shareholders, we encourage our directors to attend. At the 2021 Annual Meeting, all eight members of the Board were in attendance and we expect that at least a majority of our Board will attend the 2022 Annual Meeting.
An overview of the current composition of each Board Committee and the Board diversity matrix is set forth below.

Director	Compensation Committee	Audit Committee	Nominating and Corporate Governance Committee	Quality Assurance and Compliance Committee
Christopher R. Christensen «
Daren J. Shaw	●	C	●
Lee A. Daniels	C	●
Ann S. Blouin			●	C
Swati B. Abbott		●		●
Barry M. Smith	●		C	●
Barry R. Port				●
Suzanne D. Snapper				●
● Member
C Chair
« Chairman of the Board

Board Diversity Matrix
Total Number of Directors	8
Part I: Gender Identity	Female	Male
Directors	3	5
Part II: Demographic Background
Asian	1	0
White	2	5

COMPENSATION COMMITTEE

Committee Members	The primary functions of the Compensation Committee include:
Lee A. Daniels (Chair)	●	developing and reviewing policies relating to compensation and benefits;

Barry M. Smith	●	determining or recommending to our Board the cash and non-cash compensation of our executive officers;

Daren J. Shaw	●	evaluating the performance of our executive officers and overseeing management succession planning;

Number of Meetings in	●	administering or making recommendations to our Board with respect to the administration of our equity-based and other incentive compensation plans; and
Fiscal Year 2021:	●	overseeing the preparation of the Compensation Discussion and Analysis and the related Compensation Committee Report for inclusion in our annual proxy statement.
5

All members of the Compensation Committee are independent directors, as such term is defined in the NASDAQ Listing Rules. The Compensation Committee has not delegated any powers or authority to the Chief Executive Officer or any other executive officer of the Company in determining executive officer compensation. Our Compensation Committee previously retained the services of Willis Towers Watson, a national consulting firm, to assist in the development and validation of our executive compensation and incentive programs in 2021. The Compensation Committee used the recent study to enhance, validate and refine the executive compensation and incentive program for 2021. For a discussion of the processes and procedures for determining executive and director compensation and the role of compensation consultants in recommending the amount or form of compensation, see the “Compensation Discussion and Analysis” section below.
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NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

Committee Members	The primary functions of the Nominating and Corporate Governance Committee include:
Barry M. Smith (Chair)	●	assisting the Board in establishing the minimum qualifications for a director nominee, including the qualities and skills that members of our Board are expected to possess;

Daren J. Shaw	●	management succession planning;

Ann S. Blouin	●	developing, assessing, and recommending corporate governance policies to our Board;

Number of Meetings in	●	selecting, or recommending that our Board selects, the director nominees for election at the next annual meeting of shareholders, or to fill vacancies on our Board occurring between annual meetings of shareholders; and
Fiscal Year 2021:	●	identifying and evaluating individuals qualified to become members of our Board, consistent with criteria approved by our Board and our Nominating and Corporate Governance Committee.
5	●	Oversees the Company's Environmental, Social and Governance initiatives, goals and practices.

All members of the Nominating and Corporate Governance Committee are independent directors, as such term is defined in the NASDAQ Listing Rules.

QUALITY ASSURANCE AND COMPLIANCE COMMITTEE

Committee Members	The primary functions of the Quality Assurance and Compliance Committee include:
Ann S. Blouin (Chair)	●	overseeing our officers' response, as appropriate, to compliance and quality control issues and corrective actions;

Swati B. Abbott	●	overseeing a system for internal monitoring and auditing of compliance and quality control issues;

Barry M. Smith	●	designating a corporate compliance officer, and functioning as the compliance committee to which such compliance officer reports;

Barry R. Port	●	ensuring that means exist for the delivery of appropriate compliance training and education to the officers and employees of our several subsidiaries;

Suzanne D. Snapper	●	establishing lines of communication for escalating compliance and quality control issues to our Quality Assurance and Compliance Committee and our Board; and

Number of Meetings in	●	overseeing the promulgation, and the updating from time to time as appropriate, of a written corporate compliance program that substantially conforms to the Office of the Inspector General Program Guidance for Nursing Facilities, including written policies, procedures and standards of conduct, as well as disciplinary guidelines to assist officers and employees charged with direct enforcement responsibility.
Fiscal Year 2021:
4

Of the members of the Quality Assurance and Compliance Committee Dr. Blouin, Ms Abbott and Mr. Smith are all independent directors, as such term is defined in the NASDAQ Listing Rules.

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AUDIT COMMITTEE

Committee Members	The primary functions of the Audit Committee include:
Daren J. Shaw (Chair)	●	oversees the company's compliance programs and any legal or regulatory matters that may have a material impact on the Company's financial statements;

Lee A. Daniels	●	oversees portions of our code of ethics and business conduct that relate to the integrity of our financial reports.

Swati B. Abbott	●	oversees the functioning of our internal controls and oversees and participates in the resolution of internal control issues, where identified;

Number of Meetings in	●	reviews and approves our transactions with related persons;
Fiscal Year 2021:	●	pre-approves audit and permissible non-audit services to be performed by our independent accountants, and the fees to be paid in connection therewith;
5	●	oversees the engagement, replacement, compensation, qualifications, independence and performance of our independent auditors, and the conduct of the annual independent audit of our financial statements;
	●	oversees procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters;
	●	oversees the conduct of our financial reporting process and the integrity of our financial statements and other financial information provided by us to the public or any governmental or regulatory body;
	●	sets the "tone at the top" and emphasizes the importance of an environment that supports integrity in the financial reporting process;
	●	oversees processes for monitoring auditor independence;
	●	oversees implementation of new accounting standards;
	●	communicates with the outside auditor on matters related to the conduct of the audit and on critical audit matters expected to be described in the auditor's report; and
	●	reviews and understands non-GAAP measures, and related company policies and disclosure controls.

All members of the Audit Committee are independent directors, as such term is defined in the NASDAQ Listing Rules and Rule 10A-3 of the Exchange Act. Each member of our Audit Committee can read, and has an understanding of, fundamental financial statements. Our Board has determined that all of the Audit Committee qualifies as an “audit committee financial expert” as that term is defined in the rules and regulations established by the SEC. This designation is a disclosure requirement of the SEC related to Mr. Shaw, Mr. Daniels and Ms. Abbott's experience and understanding with respect to certain accounting and auditing matters. The designation does not impose on Mr. Shaw, Mr. Daniels and Ms Abbott any duties, obligations or liability that are greater than those generally imposed on them as a member of our Audit Committee and our Board, and their designation as Audit Committee financial experts pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of our Audit Committee or Board. Representatives of our independent registered public accounting firm and our internal financial personnel regularly meet privately with the Audit Committee and have unrestricted access to this committee.

DIRECTOR COMPENSATION

In fiscal year 2021, our Executive Chairman and Chairman of the Board and our Chief Executive Officer each received their annual salary, which is disclosed in our Executive Compensation section and no additional compensation is paid for serving on the board. Each of our non-employee directors received an annual retainer of $30,000. In addition, each non-employee member of the Board Committees received the following retainers:

	Chair	Member
Committees	Retainer	Retainer
Audit	$30,000	$10,000
Quality Assurance and Compliance	30,000	6,000
Nominating and Corporate Governance	12,000	2,000
Compensation	15,000	3,000

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We do not compensate our non-employee directors other than for their service on our Board or Board Committees. Compensation for Board and Board Committee service is partially based upon relevant market data that we obtain by reviewing director compensation by other public companies in the skilled nursing industry and in consultation with Willis Towers Watson. To establish board compensation, our Compensation Committee reviews the published director compensation information of other skilled nursing companies, including National Healthcare Corporation, Amedisys, Inc., Encompass Healthcare Corp., LTC Properties, Inc., Omega Healthcare Investors, Inc., Welltower Inc., Select Medical Holdings Corp., CareTrust REIT Inc. and National Health Investors, Inc. Based on these reviews, the Compensation Committee sets its annual retainers for outside directors and the Chairman of the Board and retainers to the chairpersons of each Board Committee at levels that we believe are comparable to the median cash compensation paid to directors of these companies. The cash compensation payable to the Chairman of our Board is approximately equal to or less than the median cash compensation paid to the chairpersons of the boards of directors of the foregoing companies who receive compensation for their role as chairpersons of the board and who are not also serving as the chief executive officers of such companies. We have employed this methodology to set compensation for our non-employee directors for 2021.

Prior to completing our initial public offering in 2007, we made only two stock option grants to our non-employee directors, which vested immediately upon the grant date. Our 2017 Omnibus Incentive Plan (the 2017 Plan) contained an automatic stock grant program for our directors. Each non-employee director receives a quarterly restricted stock grant of 1,500 shares on the 15th day of the month following each quarter end and such shares will vest over a three-year period, beginning with the first anniversary of the grant date. Directors elected to fill less than a three-year term will receive a pro rata stock award. Effective the third quarter of 2021, the Compensation Committee determined to decrease the shares issuable to non-employee directors automatically granted to 875 in connection with the Company’s increasing stock prices. All other terms of the awards remained unchanged. We intend to continue these automatic director grants on the same terms under our 2022 Omnibus Incentive Plan described in Proposal 4.

All unvested restricted stock grants will become fully vested on the date any such non-employee director ceases serving on the Board unless such director is removed for cause. Pursuant to the Automatic Stock Grant Program, Board members receiving stock grants must maintain ownership of a minimum of thirty-three percent (33%) of the cumulative shares granted to him or her. Our Board and Compensation Committee considered the total compensation paid to directors of the peer group companies named above in deciding to award these automatic stock awards. However, our Board and Compensation Committee, in consultation with Willis Towers Watson, determined the amount of stock awards based upon what they considered to be an appropriate incentive for board service to our Company, and they did not attempt to base this number upon the amount awarded to directors of these other companies. Our Board has also determined that it may be necessary to provide additional incentives to prospective directors in order to recruit talented leaders to serve on the Board.

None of our directors or director nominees has any agreement or arrangement with any third party that relates to compensation or other payment in connection with that person’s candidacy or service as a director of our company.

The following table sets forth a summary of the compensation earned by our non-employee directors in 2021. Our Executive Chairman, who currently serves as Chairman of the Board, and our Chief Executive Officer and Chief Financial officer, who each currently serve as a director, do not receive any additional compensation for such services. Their compensation is disclosed in the Executive Compensation section of this Proxy Statement.

	Fees	Stock	All Other
	Earned	Awards	Compensation	Total
Name	($)	($)(1)	($)	($)
Daren J. Shaw	65,000	361,534	—	426,534
Barry M. Smith	51,000	361,534	—	412,534
Lee A. Daniels	55,000	361,534	—	416,534
Swati B. Abbott	46,000	361,534		407,534
Ann S. Blouin	62,000	361,534	—	423,534

(1)This column reflects the total dollar amount to be recognized for financial statement reporting purposes with respect to the fair value of the stock awards granted to each of the directors during the 2021 fiscal year in accordance with Accounting Standard Codification (ASC) 718, Stock Compensation. Compensation expense for stock awards granted to Directors were recognized in full on the date these awards were granted. Awards granted to Dr. Blouin, Ms. Abbott and Messrs. Shaw, Smith and Daniels vest over a three-year period beginning on the first anniversary of the grant date. The table below outlines the details of the stock awards which were granted to directors during the 2021 fiscal year.
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Date of Grant	Awards Granted to Each Recipient	Fair Value on Grant Date(a)	Recipients
1/15/2021	1,125	$84.70	Dr. Blouin, Ms. Abbott and Messrs. Smith, Daniels and Shaw
4/15/2021	1,125	93.31	Dr. Blouin, Ms. Abbott and Messrs. Smith, Daniels and Shaw
7/15/2021	1,125	86.70	Dr. Blouin, Ms. Abbott and Messrs. Smith, Daniels and Shaw
10/15/2021	875	72.84	Dr. Blouin, Ms. Abbott and Messrs. Smith, Daniels and Shaw

Communications with Directors
Shareholders who would like to send communications to our Board, any Board Committee or to any individual director may do so by submitting such communications to the Secretary of the Company, Chad A. Keetch, The Ensign Group, Inc., 29222 Rancho Viejo Road, Suite 127, San Juan Capistrano, California 92675. We suggest, but do not require, that such submissions include the name and contact information of the shareholder making the submission and a description of the matter that is the subject of the communication. Mr. Keetch will then distribute such information to our Board and the committee chair for review. Communications received by the Company may be reviewed by Mr. Keetch to ensure appropriate and careful review of the matter.

Code of Conduct and Ethics

We have adopted a code of ethics and business conduct that applies to all employees, including employees of our subsidiaries, as well as each member of our Board. The code of ethics and business conduct is available on our website at www.investor.ensigngroup.net/corporate-governance.

We intend to satisfy any disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or waiver from, a provision of this code of ethics by posting such information on our website, at the address specified above.

ENVIRONMENTAL, SOCIAL AND GOVERNANCE

We believe that sustainable development practices and consistent attention to social and governance priorities will help enhance long-term value for shareholders. In addition, our Board of Directors recognizes the importance of our sustainability initiatives and the need to provide effective oversight of those initiatives. In 2021 and under the direction and oversight of the Nominating and Corporate Governance, we formed the Environmental, Social and Governance Committee (the ESG Committee). The ESG Committee’s purpose is to oversee and support the Company’s commitment to social, environmental and other public policy initiatives, including, among other things, climate change impacts, sustainability, and diversity and inclusion. The committee consists of employees across all professional levels and functional areas as well as a member of the Board of Directors. The formation of the ESG Committee is intended to continue the Company's effort to align our corporate governance policies and practices with the long-term interests of our business and our shareholders.

In 2022, we formed the Diversity, Equity and Inclusion (DEI) Committee. Diverse teams improve performance, drive growth and enhance engagement of employees and those they serve. A more inclusive, respectful and equitable workplace where employees and patients feel welcomed and supported reflects our core values. The DEI Committee is charged with implementing programs that enhance diversity, equity and inclusion which provide an opportunity to nurture employee individuality, improve engagement and allow the organization to continue to accomplish its mission to dignify long term care in the eyes of the world.

Environmental Sustainability

We understand the importance of addressing environmental sustainability and have undertaken initiatives to responsibly manage our overall environmental footprint. We have mainly focused on three areas to drive environmental improvements: energy consumption, water use and waste.

We have made, and will continue to make, various capital investments with these three initiatives in mind. We continue to implement energy conservation measures throughout our locations such as light-emitting diode (LED) lighting retrofits, heating, ventilation, and air conditioning (HVAC) upgrades, roofing improvements and changes in community maintenance. In similar ways, our water initiatives include smart controls, leak detection and repair, and behavioral changes, demonstrating our continued efforts to reduce water use. We are continuing our efforts to divert waste generated in our operations through effective recycling and waste reduction measures. Additionally, we partner with our vendors to purchase products and services that help our operations reduce their impact on the environment. For the year ended December 31, 2021, we spent $69.6 million on purchases of property and equipment which included facility modernization initiatives.

13 Ensign Group

Social Sustainability

We aim to have an enduring impact on the communities in which we live and work by embodying our Company's core values. Elevate Charities is a non-profit organization that is dedicated to elevating the condition and quality of life for members of the senior healthcare community - employees, caregivers, family members, patients and residents. Elevate Charities has three unique funds: Heritage Fund, Heritage Scholarship Fund and the Emergency Fund.

The Emergency Fund is a way of passing the hat to help our Ensign-affiliated family whose lives are affected by tragedy. This program is funded for Company team members by the Company team members. All Company team members can contribute to the fund either through a one-time donation or by recurring payroll deduction. In 2021, over 19,800, or 76% of our employees employed by our affiliated operating subsidiaries contributed to the Emergency Fund. When in need of financial help due to financial hardships such as fire, hurricane, illness, accidents or other crises, team members of their fellow teammates can apply to receive financial assistance. To date, the Emergency Fund program has distributed over 8,400 grants totaling $10.0 million to members of our Ensign-affiliated family in their time of need. Additionally, to date, we granted $0.7 million from the Emergency Fund for our employees in need as a result of COVID-19.

The Heritage Fund and the Heritage Scholarship Fund engage in a mission to enhance the quality of life for seniors in our communities through caring service, fulfilling essential needs and providing education to caregivers. The Heritage Fund helps the caregiver identify specific and practical ways to meet the needs of those under their care. This can help provide a better life, improved experience and greater satisfaction for our aging population. The financial support provided by the Heritage Fund benefits seniors directly. Without this financial support, some seniors would not be able to receive the essential assistance they need. The Heritage Fund bridges the gap between what the healthcare system currently provides and the basic needs of individuals. The fund can provide hearing aids, glasses, dentures, walkers, and other therapies that are not covered under Medicare or Medicaid. In addition, the Heritage Scholarship Fund helps qualified clinical professionals who may not be able to afford to advance in the field of long-term care. Through grants and scholarships, the fund helps these qualified professionals gain the education needed to advance in the field of senior-focused healthcare. The Heritage Scholarship Fund can facilitate larger access, helping more caregivers and healthcare professionals have the information they need. For those who have a passion for senior-focused healthcare and are interested in progressing in their career, the fund can provide the resources needed. Since 2019, we have awarded 97 scholarships to employees in our workforce.

Beyond these charities, our Company upholds the following policies and philosophies for maintaining and growing our social sustainability and responsibility:

•Human Rights & Responsibilities. We are committed to the dignity and rights of all people, especially those whose lives may be impacted by our operations. Among other things we are dedicated to prohibiting child labor, forced labor and discrimination while promoting the basic dignity of each resident, patient and employee at our facilities. We support our employee's occupational health and safety through providing sanitary facilities, abiding by all health and safety laws, ordinances and regulations governing facility uses and operations, and generally exceed acceptable levels of health and safety.
•Tenant Social Responsibility. Our tenant corporate responsibility aims to assist our triple-net tenants in maintaining, renovating, developing and operating their facilities in a manner consistent with generally accepted standards of sound governance.
•Accessibility to Care. We have dedicated ourselves to providing and transforming dignified post-acute and long-term care and firmly believe accessibility to this care is a human right to everyone. Our facilities aim to be the operation of choice within its local community by providing superior quality, affordable care. We rise to meet the needs of all our patients to ensure reliability and dignity for everyone.
•Human Capital. Our employees are at the heart of our Company and we are committed to their health, professional development and workplace satisfaction. Our core values, which focuses on developing our employees, fostering an ownership mentality and allowing for intelligent risk taking, guide us in our decision making and inspire us to be better people, both professionally and personally. Our philosophies and policies in this regard relate to, among other things, our commitment to maintaining a workplace free of unlawful discrimination, competitive compensation and benefits for our employees, our commitment to employee retention, training, promotion, and engagement and satisfaction.
•Inclusion and Diversity. We believe diversity is key to our success. We are deeply committed to hiring and promoting inclusively, championing pay equity, increasing diverse representation at all levels, and fostering an inclusive culture that gives every employee the opportunity to do the best work of their lives. In 2022, we formed the DEI Committee to champion our efforts.
While we believe we have a good foundation, we are continuing to work in creating a more impactful approach to our sustainability strategy. We know that a focus on sustainability has a positive effect on our communities, employees, caregivers, family members, patients and residents.

14 Ensign Group

Cybersecurity

Our Audit Committee receives quarterly reports on our Information Security and Cyber fraud prevention programs from our Chief Information Security Officer. An Information Security Office has been established by our Chief Information Security Officer, with dedicated cyber security staff focusing on security monitoring, vulnerability management, incident response, risk assessments, employee training, security engineering, and management of cyber security policies, standards, and regulatory compliance. Like many organizations, we align to a Cyber Security Framework and take a Risk based approach during control assessment and implementation. We align to the NIST Cyber Security Framework (NIST CSF), a globally recognized cyber security framework of Policies, Standards, and Controls that comprises of 5 categories of defense – Identify, Protect, Detect, Respond, and Recover. We are committed to the protection of our data, systems, network, and continually invest in enhancements made to mitigate or reduce the impact from a cyber security threat. In addition to our continual control enhancements, we have external impartial third parties perform control audits and cyber security penetration testing, and maintain appropriate cyber security risk insurance.

AUDIT MATTERS

Proposal 2:
Approval of Independent Registered Public Accounting Firm

Recommendation of the Board:	FOR	✓

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent external audit firm retained to audit the Company’s financial statements. As a matter of good corporate governance, we are asking the shareholders to ratify the selection of Deloitte & Touche LLP ("Deloitte") as our independent registered public accounting firm for the year ending December 31, 2022. The affirmative vote of a majority of the common stock having voting power present in person or represented by proxy and entitled to vote will be required to ratify the selection of Deloitte.

Shareholders are not required to ratify the appointment of Deloitte as our independent registered public accounting firm. If shareholders fail to ratify the appointment, the Audit Committee will consider whether or not to retain Deloitte. Even if the appointment is ratified, the Audit Committee may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.

Representatives of Deloitte will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Principal Accountant Fees and Services

The following table presents fees for professional services rendered by Deloitte for the years ended December 31, 2021 and 2020:

Type of fee	Description	2021	2020

Audit Fees	For the audits of the Company’s annual financial statements and internal controls over financial reporting, and reviews of the Company’s quarterly financial statements, as well as fees incurred in connection with the preparation and filing of registration statements with the SEC.	986,375	945,673
Tax Fees	For tax compliance, tax advice and tax planning services.	—	—
All Other Fees	For subscription fees paid to Deloitte for use of accounting research tools.	3,295	3,295
Total		$989,670	$948,968

15 Ensign Group

Pre-Approval Policies

Our Audit Committee approved all audit, audit-related, tax and other fees for services performed by our independent registered public accounting firm during the years presented. The Audit Committee has adopted an Audit and Non-Audit Services Pre-Approval Policy. The Audit and Non-Audit Services Pre-Approval Policy provides for general pre-approval for a specified range of fees for certain categories of routine services to be provided during a given calendar year. This general pre-approval is automatically renewed at the beginning of each calendar year, unless otherwise determined by the Audit Committee. If the cost of any proposed service exceeds the amount for which general pre-approval has been established, specific pre-approval by the Audit Committee is required. Specific pre-approval of services is considered at the regular meetings of the Audit Committee. The policy delegates authority to the Chair of the Audit Committee to grant specific pre-approval between regularly scheduled Audit Committee meetings for audit and non-audit services not to exceed $200,000 and other services not to exceed $100,000. The Audit and Non-Audit Services Pre-Approval Policy also establishes a list of prohibited non-audit services. In making all of its pre-approval determinations, the Audit Committee considers, among other things, whether such services are consistent with the rules promulgated by the Public Company Accounting Oversight Board (the "PCAOB") and the SEC regarding auditor independence, whether the independent auditor is best positioned to provide the most effective and efficient service, and whether the service might enhance the Company's ability to manage and control risk or improve audit quality. These and other factors are considered as a whole and no one factor is necessarily determinative.
16 Ensign Group

Audit Committee Report

Our Audit Committee has:

•Reviewed and discussed with our management the audited consolidated financial statements as well as the establishment and maintenance of internal controls over financial reporting.
•Discussed with our independent registered public accounting firm the matters required to be discussed by the applicable requirements of the PCAOB and the SEC.
•Received the written disclosures and the letter from our independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountant's communications with the Audit Committee concerning independence, and has discussed with the independent accountant the independent accountant's independence.
•Considered whether the provision of non-audit services provided to us by our independent registered public accounting firm is compatible with maintaining its independence and has discussed with the auditors such auditors' independence.
Based on the review and discussions above, our Audit Committee recommended to our Board that the audited financial statements for the Company's year ended December 31, 2021 be included in our Annual Report on Form 10-K for the year ended December 31, 2021, which was filed with the SEC on February 9, 2022.

Submitted by Members of the Audit Committee:
•Daren J. Shaw (Chair)
•Lee A. Daniels
•Swati B. Abbott

17 Ensign Group

COMPENSATION DISCUSSION AND ANALYSIS

The following discussion and analysis provides information regarding our executive compensation objectives and principles, procedures, practices and decisions, and is provided to help give perspective to the numbers and narratives that follow in the tables in this section. This discussion will focus on our objectives, principles, practices and decisions with regards to the compensation of Christopher R. Christensen, Barry R. Port, Suzanne D. Snapper, Chad A. Keetch and Spencer W. Burton (our "Named Executive Officers").

Say on Pay

At our 2021 Annual Meeting of Shareholders, we submitted our executive compensation program to a vote, on an advisory basis, of our shareholders and received the support of approximately 95.1% of the shares of common stock present and eligible to vote. The Compensation Committee considered the results of this shareholder advisory vote as one of many factors in structuring its compensation practices in 2021. We pay careful attention to any feedback we received from our shareholders regarding our executive compensation, including the say on pay vote. Given the support for the advisory vote on 2020 executive compensation, the Compensation Committee determined the fundamental characteristics of the program should remain intact for 2021.

In consideration of the shareholder vote at our 2021 Annual Meeting of Shareholders, the Board has determined that the Company will hold an advisory vote on executive compensation every year in connection with its annual meeting of shareholders.
Compensation Policy and Objectives
We believe that compensation paid to our executive officers should be closely aligned with our performance and the performance of each individual executive officer on both a short-term and a long-term basis, based upon the value each executive officer provides to our company, and designed to assist us in attracting and retaining the best possible executive talent, which we believe is critical to our long-term success. Because we believe that compensation should be structured to ensure that a significant portion of compensation earned by executives will be correlated to factors that directly and indirectly influence shareholder value, the “at risk” compensation of our executive officers generally constitutes a large portion of their total compensation potential. In addition, commensurate with our belief that those of our employees who act like owners should have the opportunity to become owners, many of our executive officers have a significant level of stock ownership, which we believe aligns the incentives of the executive officers with the priorities of our shareholders. To that end, it is the view of our Board and Compensation Committee that the total compensation program for executive officers should consist of the following:

•Base salary;
•Annual and other short-term cash bonuses;
•Long-term incentive compensation; and
•Certain other benefits.
The Compensation Committee believes that our executive compensation program has been appropriately designed to provide a level of incentives that do not encourage our Named Executive Officers to take unnecessary risks in managing their respective functions. Our annual incentive compensation program is designed to reward annual financial and/or strategic performance in areas considered critical to our short- and long-term success. In addition, we measure performance on a variety of bonus criteria other than our profit to determine an executive's annual incentive compensation award, such as positive survey results, clinical quality standards, positive patient feedback and feedback from other employees regarding such executives' performance. We believe this discourages risk-taking that focuses excessively on short-term profits at the sacrifice of our long-term health. Likewise, our long-term equity incentive awards are directly aligned with long-term shareholder interests through their link to our stock price and multi-year ratable vesting schedules. In combination, the Compensation Committee believes that the various elements of our executive compensation program sufficiently tie our executives' compensation opportunities to our focus on sustained long-term growth and performance.

18 Ensign Group

The Compensation Committee’s charter enables the Compensation Committee to retain or obtain the advice of a compensation consultant, legal counsel, or other adviser ("Compensation Adviser"). The Compensation Committee is directly responsible for the appointment, compensation, and oversight of any such Compensation Adviser. In establishing our executive compensation packages, the Compensation Committee has historically reviewed compensation packages of executives of companies in the skilled nursing and other related industries based on publicly available information. Our Compensation Committee has the sole authority to retain and terminate the services of a Compensation Adviser who reports to the Compensation Committee. Most recently, our Compensation Committee engaged Willis Towers Watson ("Willis Towers"), a national consulting firm, to assist in the development and validation of our executive compensation and incentive programs in 2021. As part of the study, Willis Towers also conducted a peer group analysis and benchmarking assessment on director and executive compensation. The results of this consultation, in combination with the Compensation Committee’s own research and analysis, were a part of the process the Compensation Committee undertook in determining the executive compensation and incentive programs for 2021 (including the grants of equity incentive awards for our executives and directors).
The Compensation Committee may select, or receive advice from, a Compensation Adviser only after taking into consideration the following factors: (i) the provision of other services to the Company by the person that employs the Compensation Adviser, legal counsel or other adviser; (ii) the amount of fees received from the Company by the person that employs the Compensation Adviser, legal counsel or other adviser, as a percentage of the total revenue of the person that employs the Compensation Adviser, legal counsel or other adviser; (iii) the policies and procedures of the person that employs the Compensation Adviser, legal counsel or other adviser that are designed to prevent conflicts of interest; (iv) any business or personal relationship of the Compensation Adviser, legal counsel or other adviser with a member of the Compensation Committee; (v) any stock of the Company owned by the Compensation Adviser, legal counsel or other adviser; and (vi) any business or personal relationship of the Compensation Adviser, legal counsel, other adviser or the person employing the adviser with an executive officer of the Company. Based on the consideration of the various factors as set forth in the rules promulgated by the SEC, the Compensation Committee does not believe that its relationship with Willis Towers and the work of Willis Towers on behalf of the Compensation Committee has raised any conflict of interest.
Principal Economic Elements of Executive Compensation
Base Salary.   We believe it is important to pay our executives' salaries within a competitive market range in order to attract and retain highly talented executives. Although historically we have not set executive salaries based upon any particular benchmarks, we may from time to time generally review relevant market data to assist us in our compensation decision process. We have historically validated our compensation decisions by comparing the compensation of executives at other public companies in the skilled nursing industry to the compensation of our executives. Our Compensation Committee reviewed the published compensation of the named executive officers of National Healthcare Corporation, Amedysis, Inc., Encompass Healthcare Corp., LTC Properties, Inc., Omega Healthcare Investors, Inc., Welltower Inc., Select Medical Holdings Corp., CareTrust REIT Inc., and National Health Investors, Inc. We believe that the base salaries and the total compensation of our executives are on the lower end of base salaries and median total compensation of executives with similar positions at comparable companies. Each of our executive's base salary is generally determined based upon job responsibilities, individual experience and the value the executive provides to our company. The Compensation Committee considered each of these factors in determining the compensation each executive would be paid in 2021. We may elect to change this practice in future years, and periodically in the past, the Compensation Committee has elected to employ a Compensation Adviser to examine our compensation practices. The decision, if any, to materially increase or decrease an executive's base salary in subsequent years will likely be based upon these same factors and others recommended by a Compensation Adviser, if any. Our Compensation Committee makes decisions regarding base salary at the time the executive is hired, and makes decisions regarding any changes to base salary on an annual basis.
Annual Cash Bonuses.  We establish an executive incentive program each year, pursuant to which certain executives may earn annual bonuses based upon our performance. Historically, in the first quarter of each year, our Compensation Committee identifies the plan's participants for the year and establishes an objective formula by which the amount, if any, of the plan's bonus pool will be determined. The Compensation Committee also has the discretion to allocate the bonus pool among the individual executives prior to the end of the year and any such early allocation will remain subject to further adjustments upon the final determination of the bonus pool calculations during the first quarter of each succeeding year. This formula is based upon adjusted annual income before provision for income taxes (EBT), a non-GAAP measure. EBT includes the impact of stock-based compensation expense, other income, acquisition related costs, costs incurred related to new systems implementation, gain on sale of assets and business interruption gain, but excludes expenses incurred related to the formation of Standard Bearer REIT and other real estate related activities. The bonus pool is also adjusted to include certain clinical and governance performance that can increase or decrease the bonus pool based on the achievement of a pre-established target.

19 Ensign Group

The lowest target in 2021 increased by 10.0% from the lowest target in 2020. Our Compensation Committee established the following formula for the bonus pool under the executive compensation plan for 2021 (the "2021 Bonus Pool"):

Adjusted Annual Income Before Provision for Income Taxes (EBT) in 2021	2021 Bonus Pool
For EBT up to $33.0 million	$—
For EBT greater than $33.0 million, but less than $39.3 million	EBT between $33.0 million and $39.3 million * 2.5%
For EBT greater than $39.3 million, but less than $45.5 million	EBT between $39.3 million and $45.5 million * 5.0%
For EBT greater than $45.5 million, but less than $51.8 million	EBT between $45.5 million and $51.8 million * 7.5%
For EBT greater than $51.8 million, but less than $64.3 million	EBT between $51.8 million and $64.3 million * 10.0%
For EBT greater than $64.3 million, but less than $89.3 million	EBT between $64.3 million and $89.3 million * 12.5%
For EBT greater than $89.3 million	amount of EBT over $89.3 million * 15.0%

Based on performance, the formula above is adjusted for the following:
(1) if performance improves between 0-5% from 2020 levels, then the lowest target boundary (baseline) will increase by 150%. If performance improves between 5-10%, then the lowest target boundary will increase by 100%;
(2) if performance declines, then the lowest target boundary will increase by 150%. In addition, for every 1% decline in performance from 2020 levels, the calculated incentive pay-out pool declines by 5%; and
(3) if performance declines by 20% or more, then no incentive will be awarded under the plan
Historically, in the first quarter of the subsequent year, our Compensation Committee subjectively allocates the bonus pool among the individual executives based upon the recommendations of our Chief Executive Officer and the Compensation Committee's determinations regarding each participating executive's contribution to our financial, clinical and governance performance during the preceding year, and value to the organization going forward. The financial measure that our Compensation Committee considers is our adjusted annual income before provision for income taxes. The clinical measures that our Compensation Committee considers include our success in achieving positive survey results, reduced readmission rates, and Centers for Medicare Services' five-star performance for both the quality metric and survey results. The governance measures that our Compensation Committee considers include succession planning, culture of the organization, strategic organizational development and development of the leadership team throughout the organization. Our Compensation Committee also reviews and considers feedback from other employees regarding each executive's performance. Our Compensation Committee exercises discretion in the allocation of the bonus pool among the individual executives and has, at times, awarded bonuses that, collectively, were less than the bonus pool resulting from the predetermined formula.

The Company returned all of the Provider Relief Funding it received under the CARES Act in 2021, which amounted to $11.6 million. As a result, the Company’s financial results and the 2021 Bonus Pool did not include any CARES Act Provider Relief Funds. Also, at the direction of management, the Compensation Committee excluded the revenue amount of $75.2 million in FMAP funds from the 2021 Bonus Pool distribution. In addition, and also at the direction of management, the Compensation Committee and the Board included all COVID-19-specific expenses thereby reducing the 2021 Bonus Pool distribution. As a result, our executive bonus compensation for the 2021 fiscal year does not include any FMAP funding and includes increased expenses related to COVID-19.

Based on the adjusted predetermined formula, the 2021 Bonus Pool was $34.2 million. In addition, the Company redirected all of the FMAP-related funds to a special purpose front-line fund to be paid only to our caregivers and other front-line teams. This reduced the 2021 Bonus Pool by approximately 36%. Cash incentive performance bonuses for 2021 were allocated to the Named Executive Officers who participated in the executive incentive program as follows: Christopher Christensen, $2,241,291; Barry Port, $4,906,503; Suzanne Snapper, $4,341,080; Chad Keetch, $2,746,018; and Spencer Burton, $3,392,175. Beginning in 2011, we implemented a policy for allocating executive bonus compensation between cash and non-cash compensation, such that if the total executive pool is greater than the then-applicable stated amount in 2021, at the Compensation Committee's discretion for every dollar greater than the stated amount, 75.0% of the incentive will be paid in cash and 25.0% will be paid in vested restricted stock awards. As the 2021 Bonus Pool was greater than the stated amount (which was $5.0 million for 2021), restricted stock awards were granted to the participating Named Executive Officers as follows: Christopher Christensen, $535,092; Barry Port, $1,171,525; Suzanne Snapper, $1,036,599; Chad Keetch, $655,676; and Spencer W. Burton, $809,919. These bonus stock awards are fully vested and subject to one-year transfer restriction. In addition, $75,000 from the 2021 Bonus Pool among the executives was given to the Service Center employees.

20 Ensign Group

Each year, our Compensation Committee reviews our financial performance goals and may adjust the bonus pool formula at its discretion to better align the amount available for annual executive bonuses with our objectives. Historically, the Compensation Committee has increased the amount of adjusted annual income before provision for income taxes that must be achieved in order to create the same bonus pool as the preceding year in order to increase the difficulty of receiving the same bonus. The allocation of this bonus pool to the participating executives remains discretionary based upon the Compensation Committee's determination of each participating executive's contribution to our annual performance and value to the organization going forward. The 2021 financial performance goals and bonus pool formula have been established by the Compensation Committee consistent with historical practices and guideline validated by Willis Towers to establish our incentive program for 2021. The 2021 plan includes specific governance performance goals, which include clinical performance metrics, succession planning and establishing a capital market strategy. In addition, the Compensation Committee has continued the “clawback” policy previously established, which allows our Board to recover performance-based compensation paid to our executives under our executive incentive plan in certain circumstances where there has been a restatement of the Company's financial results or where subsequent events diminish the performance metrics, including clinical results, upon which the prior incentive payments were based.
Long-Term Incentive Compensation.  We believe that long-term performance is achieved through an ownership culture. Accordingly, we encourage long-term performance by our executives and other key personnel throughout the organization through the use of stock-based awards. We have adopted equity incentive plans that permit the grant of stock, stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, and other stock-based awards. Historically, we have generally issued stock options and restricted stock under these plans.

In order to preserve the link between the interests of executives and other key personnel and those of shareholders, we generally grant stock options to those executives and others who have performed at a high level and have demonstrated qualities of an ownership culture. Our executives who have significant levels of stock ownership are not permitted to hedge the economic risk of such ownership. We intend to continue to provide long-term awards through the granting of stock-based awards. The individuals receiving these awards will be required to hold them for one year from the end of the calendar year in which they are earned. The ownership and restriction on the restricted stock awards will not terminate upon separation of the individual from the Company.

Except with respect to grants to our directors and other stock grants issued pursuant to the executive incentive plan, the stock options and restricted stock awards that we grant generally vest as to 20% of the shares of common stock underlying the option or restricted stock award on each anniversary of the grant date. If a recipient’s employment with us terminates, then the restricted stock that remains unvested as of the date of the termination of the recipient’s employment will be forfeited without compensation. Until vested, the restricted stock may not be transferred, and vested shares shall be subject to our insider trading policy. Stock options generally have a maximum term of ten years. The grant date of our stock options and restricted stock awards is generally the date our Board or Compensation Committee meets to approve such stock option grants or restricted stock awards. Our Board or Compensation Committee historically has approved stock-based awards at regularly scheduled meetings. Our Board and Compensation Committee intend to continue this practice of approving the majority of stock-based awards at regularly scheduled meetings on a quarterly basis, unless earlier approval is required for a new-hire inducement or position change grant; regardless of whether or not our Board or Compensation Committee knows material non-public information on such date. The exercise price of our stock options is the fair market value of our common stock on the date of grant as determined by the closing price of our common stock on the NASDAQ Stock Market on the date of grant. Prior to the exercise of an option, the holder has no rights as a shareholder with respect to the shares of common stock underlying the option, including voting rights and the right to receive dividends or dividend equivalents. However, the recipients of restricted stock will have the right to vote and to receive any dividends or other distributions paid with respect to their shares of restricted stock, whether vested or unvested.

Mr. Christopher Christensen and Mr. Barry Port has made recommendations to our Compensation Committee and Board regarding the amount of stock options and other compensation to grant to our other executives based upon his assessment of their performance, and may continue to do so in the future. Our executive officers, however, do not have any role in determining the timing of our stock option grants.

Although we do not have any formal policy for determining the amount of stock-based awards or the timing of our stock-based awards, we have historically granted stock options or restricted stock to high-performing employees in recognition of their individual achievements and contributions to our company, and in anticipation of their future service and achievements. We may in the future introduce a more formal plan.

Other Compensation.  Our executives are eligible to receive the same benefits that are available to all employees, including the premiums paid to provide life insurance equal to each executive's annual salary and the premiums to provide accidental death and dismemberment insurance. For 2021, Christopher Christensen, Barry Port and Spencer Burton received automobile allowances of $15,900, $11,000 and $10,800, respectively. In addition, Christopher Christensen, Barry Port and Chad Keetch received third-party tax service payments of $17,180, $6,205 and $3,295, respectively.

21 Ensign Group

Non-Qualified Deferred Compensation. The Company implemented non-qualified deferred compensation plan (the DCP) that was effective in 2019 for our executives. The DCP allows participating executives to defer up to 100% of their eligible bonuses. Additionally, the plan allows for the employee deferrals to be deposited into a rabbi trust and the funds are generally invested in individual variable life insurance contracts owned by us that are specifically designed to informally fund savings plans of this nature. This plan was expanded to the executives and other highly compensation employees on January 1, 2020 to allow the deferral of a portion of their base compensation.

Hedging Transactions

Forms of hedging or monetization transactions, such as zero-cost collars and forward sale contracts, allow a stockholder to lock in much of the value of their stock holdings, often in exchange for all or part of the potential for upside appreciation in the stock. These transactions allow the holder to continue to own the covered securities, but without the full risks and rewards of ownership. When that occurs, the holder may no longer have the same objectives as the Company’s other stockholders. Therefore, the Company discourages all directors, officers or employees that hold the Company's shares from engaging in such transactions. Any person wishing to enter into such an arrangement must first pre-clear the proposed transaction with the Board.

Tax Treatment of Compensation

The tax reform legislation signed into law on December 22, 2017 made the following changes to Code Section 162(m), which became effective on January 1, 2018: (1) the annual $1.0 million compensation deduction limit will apply to any individual who served as the Chief Executive Officer or Chief Financial Officer at any time during the taxable year and the three other most highly compensated officers (other than the Chief Executive Officer and Chief Financial Officer) for the taxable year; (2) once an individual becomes a covered employee subject to Code Section 162(m) for any taxable year beginning after December 31, 2016, that individual will remain a covered employee for all future years, including after termination of employment or even death; and (3) the exemption under Code Section 162(m) for qualified performance-based compensation and commissions will be eliminated (other than with respect to payments made pursuant to certain "grandfathered" arrangements entered into prior to November 2, 2017), so that all compensation paid to a covered employee in excess of $1.0 million will be nondeductible, including post-termination and post-death payments, severance, deferred compensation and payments from nonqualified plans.

Due to the tax reform legislation, and in particular the repeal of Code Section 162(m) performance-based compensation exemption, compensation that is paid from bonus plans, equity compensation awards and other incentive compensation arrangements will now likely count against the Code Section 162(m) annual $1.0 million limit and therefore it is likely that compensation paid to covered employees which exceeds $1.0 million in a given year will not be tax deductible.

The Compensation Committee believes that certain factors other than tax deductibility take precedence when determining the forms and levels of executive compensation most appropriate and in the best interests of us and our shareholders. For example, the Compensation Committee may approve compensation, such as discretionary cash bonuses or time-vesting restricted stock awards, that will not meet the Section 162(m) requirements in order to, among other things, enable competitive levels of total compensation of our Named Executive Officers.

Given our changing industry and business, as well as the competitive market for outstanding executives, the Compensation Committee believes that it is important to retain the flexibility to design compensation programs consistent with its overall executive compensation philosophy even if some executive compensation is not fully deductible. While the Compensation Committee cannot predict how the deductibility limit may impact our compensation program in future years, the Compensation Committee intends to maintain an approach to executive compensation that strongly links pay to performance.

Alignment of pay with performance

Our executive compensation in 2021 continued to deliver pay supported by strong, consistent operating and total shareholder return performance. The following charts show CEO total compensation (as disclosed in the Summary Compensation Table) compared with the value of $100 investment made in Ensign's stock on December 31, 2016. For the years 2016 through 2018, the CEO compensation was related to services from Christopher R. Christensen. Subsequently, Barry R. Port became the Chief Executive Officer, which his CEO compensation is reflected in the years 2019, 2020 and 2021.
22 Ensign Group

*Assumes $100 invested on 12/31/16 in stock in index, including reinvestment of dividends.

Since 2016, Ensign has delivered sustained growth, increasing total revenue increased $1.2 billion, representing a 12.8% compound annual growth rate (CAGR) while our diluted GAAP earning per share (EPS) from continued operations grew from $0.56 in the 2016 to $3.42, representing a 43.6% CAGR. The value of investment chart only incorporates the value of The Ensign Group, Inc.'s common stock and does not incorporate the value shareholders received in connection with our spin-offs of CareTrust REIT (CTRE) and The Pennant Group, Inc. (PNTG).

EXECUTIVE OFFICERS

Below is biographical information for each of our current executive officers as of March 31, 2022, other than Messrs. Christopher R. Christensen and Barry R. Port and Ms. Suzanne D. Snapper (for whom biographical information is shown under "Ensign's Board of Directors"). Each executive officer serves at the discretion of the Board and the Chief Executive Officer.

Chad A. Keetch	AGE	Position Held Since
Chief Investment Officer, Executive Vice President and Secretary	44	June 2014

Mr. Keetch is responsible for our acquisitions, real estate matters, capital market transactions, investor relations, and new ventures. Mr. Keetch also serves as our Secretary and is responsible for assisting our Board and management with various governance matters. He was appointed as our Executive Vice President and Secretary on June 1, 2014. Prior to 2014, he served as our Vice President of Acquisitions and Business Legal Affairs and Assistant Secretary, where he was responsible for our acquisitions, real estate matters, securities transactions and investor relations. Prior to joining the Company, Mr. Keetch was an attorney at Stoel Rives LLP from September 2008 to March 2010 and Kirkland & Ellis LLP from September 2005 through September 2008, where his practice emphasized mergers and acquisitions, leveraged buyouts, capital markets transactions and corporate governance issues.

Spencer W. Burton	AGE	Position Held Since
President and Chief Operating Officer, Ensign Services, Inc.	43	May 2019

Mr. Burton is responsible for providing consulting services and overseeing our organization's ongoing skilled nursing operations. He has served as the President and Chief Operating Officer of our wholly-owned subsidiary, Ensign Services, Inc., which provides consulting and management services to our skilled nursing and assisted living operations, since May 2019. He previously served as the President of our subsidiary, Pennant Healthcare, Inc., which supervised the operations of facilities in the Northwest, since October 2013. As President of Pennant Healthcare and as an operator since 2006, Mr. Burton has successfully operated skilled nursing and senior living facilities, developed leaders and directed the Company's growth efforts across several states.

23 Ensign Group

PAY RATIO DISCLOSURE

Pursuant to a mandate of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act"), the SEC adopted a rule requiring U.S. publicly-traded companies to disclose the ratio of the annual total compensation of their principal executive officer ("PEO") to that of their median employee. This disclosure is required to be included in this Proxy Statement and requires that our median employee be selected from all employees, including full-time and part-time employees.

Because the SEC rules for identifying the median employee and calculating the pay ratio permit companies to use various methodologies and assumptions, apply certain exclusions, and make reasonable estimates that reflect their employee populations and compensation practices, the pay ratio reported by other companies may not be comparable with the pay ratio that we have reported. While it is common practice in our industry to outsource non-patient functions such as dietary, housekeeping and laundry, it is the Company's practice to keep these functions in-house. Approximately 55% of our total employees consists of dietary aids, housekeepers, cooks, nursing assistants and maintenance staffs. In particular, it is important to bear in mind that we employ approximately 30,000 employees in Arizona, California, Colorado, Idaho, Iowa, Kansas, Nebraska, Nevada, South Carolina, Texas, Utah, Washington and Wisconsin as of December 31, 2021, which will impact the comparability of our PEO pay ratio.

While performing our 2021 pay ratio analysis, we determined that the compensation for our previously identified median employee changed, so we concluded that we should re-identify a new median employee using the calculation set forth below. We used December 31, 2021 to determine our employee population instead of November 30, 2021 because we believe it provides the latest and most accurate representation of our employee population. The calculation uses the same methodologies, material assumptions, adjustments and estimates as we used in our pay ratio disclosure for 2020.

We calculated our pay ratio in accordance with the Dodd-Frank Act and Item 402(u) of Regulation S-K promulgated by the SEC, to arrive at a reasonable estimate. Our total employee population as of December 31, 2021 was 24,300, which included all full- and part-time employees and excluded employees on leaves of absence, on-call workers and the workforce at operations that we acquired in 2021. Our on-call employees are not regularly scheduled employees, but rather are only scheduled on an as-needed basis. We have approximately 4,600 employees (approximately 15% of our total workforce) that are on-call. We had approximately 1,700 employees across the operations that we acquired in 2021 (approximately 6% of our total workforce).

We identified our median employee by using total 2021 compensation for all individuals, excluding our PEO, who were employed by us on December 31, 2021. In the case of salaried employees, we annualized the salary of those who joined the Company during 2021. For hourly employees that joined the Company in 2021, we annualized the number of weeks worked to determine a 52-week equivalent compensation. We acknowledge that this may not be representative of the actual hours the employees may work during the year and may represent less than or more than the actual wages these individuals may earn during the year. To identify the employee with the median total annual compensation, as well as to determine the annual total compensation of the median employee, we adopted a variety of methodologies, applied certain exclusions, and made estimates based on our payroll and employment records, in a manner consistent with SEC rules. We used taxable wages from January 1, 2021 to December 31, 2021 to identify the median employee. Using this methodology, we determined that our median employee was a part-time, hourly staff member with total compensation of $38,735. This total compensation figure reflects employment on a part-time hourly basis, for which the number of hours can range between one and 31 hours per week, and does not include the potential bonus that full-time, salaried employees are eligible to receive. The figure also is not necessarily representative of the compensation of other post-acute employees or of our overall compensation practices. The wages of part-time employees cannot be translated into a full-time salary for the calculation of the CEO Pay Ratio in accordance with Regulation S-K promulgated by the SEC.

The Company’s PEO is our Chief Executive Officer, Mr. Port, who has been our Chief Executive Officer since May 2019. Based on an annual total compensation of our median employee for 2021 of $38,735, and annual total compensation for our Chief Executive Officer in 2021 as reported in the “Total” column of our Summary Compensation Table included in this Proxy Statement of $7,421,472, the ratio of our Chief Executive Officer annual total compensation to our median employee’s annual total compensation was computed to be 192 to 1.

The SEC's rules requiring pay ratio disclosure allow companies to exercise a significant amount of flexibility in determining the median employee and does not mandate that each public company use the same method. In addition, our compensation philosophy reflects fair pay based on a person's role in the Company, a subjective determination of the market value of that person's job and that person's performance in that position. As a result, the annual total compensation of our median employee is unique to that person and is not an indicator of the annual total compensation of any of our other employees and is not comparable to the annual total compensation of employees at other companies. Similarly, we would not expect that the ratio of the annual total compensation of our Chief Executive Officer to our median employee to be a number that can be compared to the ratio determined by other companies in any meaningful fashion.
24 Ensign Group

Compensation Committee Report

Our Compensation Committee has reviewed the foregoing Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and discussed the Compensation Discussion and Analysis with our management. Based on such review and discussions with management, the Compensation Committee recommended to our Board that the foregoing Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

Submitted by Members of the Compensation Committee:
•Lee A. Daniels (Chair)
•Daren J. Shaw
•Barry M. Smith

25 Ensign Group

EXECUTIVE COMPENSATION

The following table shows information regarding the compensation earned during the fiscal year ended December 31, 2021 by our Named Executive Officers. For a discussion of the compensation of our directors, see “Director Compensation”.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)		Option Awards($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)		Total ($)

Christopher R. Christensen	2021	554,736		211,094	740,592	2,241,291	40,155	(4)	3,787,868
Co-Founder, Executive Chairman	2020	538,579		85,142	482,788	1,706,892	36,837		2,850,238
and Chairman of Board (Since May 2019)	2019	522,892		383,166	1,719,859	3,658,133	27,662		6,311,712

Barry R. Port	2021	488,014		422,187	1,582,525	4,906,503	22,243	(5)	7,421,472
Chief Executive Officer (since May 2019)	2020	473,800		85,142	1,184,695	4,754,985	18,706		6,517,328
	2019	460,000	(9)	306,533	1,634,259	3,658,133	14,634		6,073,559

Suzanne D. Snapper	2021	403,142		379,969	1,406,499	4,341,080	2,265	(6)	6,532,955
Chief Financial Officer	2020	391,400		85,142	1,006,876	3,982,804	1,851		5,468,073
and Executive Vice President	2019	380,000	(9)	287,374	1,677,269	3,493,724	4,228		5,842,595

Chad A. Keetch	2021	366,011		253,312	902,276	2,746,018	7,922	(7)	4,275,539
Chief Investment Officer	2020	355,350		85,142	669,891	2,519,789	3,005		3,633,177
and Executive Vice President and Secretary	2019	345,000	(9)	191,583	1,149,950	2,014,043	3,018		3,703,594

Spencer W. Burton	2021	310,313		253,312	1,056,519	3,392,175	16,827	(8)	5,029,146
President and Chief Operating Officer,	2020	301,275		170,283	918,738	3,210,622	12,514		4,613,432
Ensign Services, Inc. (Since May 2019)	2019	292,500		287,374	932,399	1,438,590	14,270		2,965,133

(1)The annual amounts shown are the amounts of total compensation cost which will be recognized over the five-year vesting period related to options to purchase common stock which were granted during fiscal years 2021, 2020 and 2019, as a result of the adoption of ASC 718. These amounts disregard the estimated forfeiture rate which is considered when recognizing the ASC 718 expense in the consolidated financial statements. These awards are not immediately exercisable and vest over five years. For a discussion of valuation and forfeiture assumptions, see Note 16 in our consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021. Options awards prior to September 30, 2019 represent historical values prior to the impact of the Pennant Spin-Off. On October 1, 2019, the Company completed the separation of its transitional and skilled nursing services, ancillary businesses, home health and hospice operations and substantially all of its senior living operations into two separate, publicly traded companies.
(2)The annual amounts shown are the amounts of compensation cost which will be recognized over the five-year vesting period related to restricted stock awards which were granted during fiscal years 2021, 2020 and 2019, as a result of the adoption of ASC 718. These amounts disregard the estimated forfeiture rate which is considered when recognizing the ASC 718 expense in the consolidated financial statements. For a discussion of valuation and forfeiture assumptions, see Note 16 in our consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021. In addition, a portion of the bonuses paid under the 2021 executive incentive plan to Christopher Christensen, Barry Port, Suzanne Snapper, Chad Keetch and Spencer Burton of $535,092, $1,171,525, $1,036,599, $655,676 and $809,919, respectively. In 2020, bonuses were paid to Christopher Christensen, Barry Port, Suzanne Snapper, Chad Keetch and Spencer Burton of $393,108, $1,095,015, $917,196, $580,211 and $739,378, respectively, and in 2019, bonuses were paid to Christopher Christensen, Barry Port, Suzanne Snapper, Chad Keetch and Spencer Burton of $791,867, $791,867, $756,276, $435,958 and $311,410, respectively, was in the form of fully vested stock awards. See further discussion under the heading "Compensation Discussion and Analysis--Principal Economic Elements of Executive Compensation." Including in the stock awards total is the 2019 LTI Plan that provides certain employees of the Company and Pennant who assisted in the consummation of the Spin-Off were granted shares of restricted stock upon the successful completion of the Spin-Off. Christopher Christensen, Barry Port, Suzanne Snapper, Chad Keetch and Spencer Burton received Pennant stock awards for the amount of $499,992, $499,992, $599,993, $499,992 and $299,989, respectively. The stock awards from January 1, 2019 through September 30, 2019 represents historical values prior to the impact of the Spin-Off, and awards from October 1, 2019 through December 31, 2019 reflect the impact of the Spin-Off Conversion.
(3)The amounts shown in this column constitute the cash bonuses made to certain Named Executive Officers. Christopher Christensen, Suzanne Snapper, Barry Port and Chad Keetch participated in our executive incentive program. These awards are discussed in further detail under the heading "Compensation Discussion and Analysis--Principal Economic Elements of Executive Compensation." The amounts shown include any amounts voluntarily deferred under the Deferred Compensation Plan. See Nonqualified Deferred Compensation below.
(4)Consists of term life insurance and accidental death and dismemberment insurance payments of $1,350, a matching contribution to The Ensign Group, Inc. 401(k) retirement plan of $1,450 and Deferred Compensation Plan of $4,275, third-party tax service payments of $17,180 and a car allowance of $15,900.
(5)Consists of term life insurance and accidental death and dismemberment insurance payments of $763, a matching contribution to The Ensign Group, Inc. Deferred Compensation Plan of $4,275, third-party tax service payments of $6,205 and a car allowance of $11,000.
(6)Consists of term life insurance and accidental death and dismemberment insurance payments of $616 and a matching contribution to The Ensign Group, Inc. 401(k) retirement plan of $1,450 and Deferred Compensation of $199.
(7)Consists of term life insurance and accidental death and dismemberment insurance payments of $352, a matching contribution to The Ensign Group, Inc. Deferred Compensation Plan of $4,275, and third-party tax service payments of $3,295.
(8)Consists of term life and accidental death and dismemberment insurance payments of $302, a matching contribution to The Ensign Group, Inc. 401(k) retirement plan of $1,450 and Deferred Compensation Plan of $4,275, and a car allowance of $10,800.
(9)The amounts shown includes the base salary increase that took effect in June 2019. The base salary increase was due to the executive position changes that was effective in May 2019. Barry R. Port, former Chief Operating Officer of Ensign Services, Inc., became the Chief Executive Officer. Suzanne Snapper, our Chief Financial Officer since August 2009, was appointed as Chief Financial Officer and Executive Vice President. Lastly, Chad Keetch, our Executive Vice President and Secretary since June 2014, was appointed Chief Investment Officer, Executive Vice President & Secretary.

26 Ensign Group

Grants of Plan-Based Awards
The following table sets forth information regarding grants of plan-based awards made to our Named Executive Officers during 2021.

		All Other Stock Awards: Number of Shares or Stock Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Options and Stock Awards ($)

Name	Grant Date

Christopher R. Christensen	2/19/2021	4,700	(1)	—	—	393,108
	5/27/2021	2,500		—	—	205,500
	5/27/2021	—		6,250	82.20	211,094	(2)

Barry R. Port	2/19/2021	13,092	(1)	—	—	1,095,015
	5/27/2021	5,000		—	—	411,000
	5/27/2021	—		12,500	82.20	422,187	(2)

Suzanne D. Snapper	2/19/2021	10,966	(1)	—	—	917,196
	5/27/2021	4,500		—	—	369,900
	5/27/2021	—		11,250	82.20	379,969	(2)

Chad A. Keetch	2/19/2021	6,937	(1)	—	—	580,211
	5/27/2021	3,000		—	—	246,600
	5/27/2021	—		7,500	82.20	253,312	(2)

Spencer W. Burton	2/19/2021	8,840	(1)	—	—	739,378
	5/27/2021	3,000		—	—	246,600
	5/27/2021	—		7,500	82.20	253,312	(2)

(1)Represents the number of shares of our common stock awarded in lieu of a cash bonus payable under our executive incentive plan in 2021. These shares were fully vested on the grant date. In addition, the value of these shares is included in the 2020 Executive Compensation bonus pool which is already disclosed in the Summary Compensation Table.
(2)The options amounts shown are the aggregate fair value of the stock option awards which were granted under our 2017 Plan in fiscal year 2021, which will be recognized over a five-year vesting period, as a result of adoption of ASC 718. These amounts disregard the estimated forfeiture rate which is considered when recognizing the ASC 718 expense in the consolidated financial statements. These awards are not immediately exercisable and vest over five years. For a discussion of valuation and forfeiture assumptions, see Note 16 in our consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

27 Ensign Group

Outstanding Equity Awards at Fiscal Year-End
The following table lists the outstanding equity incentive awards held by our Named Executive Officers as of December 31, 2021.

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Un- exercisable	Option Exercise Price		Option Expiration	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested
Name	(#)(1)	(#)(1)	($)(3)		Date	(#)	($)(2)

Christopher R. Christensen	90,832	—	10.89	(4)	5/29/2024	—	—
	10,618	—	21.39		7/30/2025	—	—
	5,899	—	15.93		8/31/2026	—	—
	14,158	3,539	15.80		5/25/2027	—	—
	—	—	—		—	16,000	1,343,360
	9,438	14,159	45.34		5/30/2029	4,800	403,008
	1,000	4,000	44.84		5/28/2030	1,600	134,336
	—	6,250	82.20		5/27/2031	2,500	209,900

Barry R. Port	10,618	—	21.39		7/30/2025	—	—
	5,899	—	15.93		8/31/2026	—	—
	7,551	1,887	15.80		5/25/2027	640	53,734
	—	—	—		—	10,000	839,600
	7,551	11,326	45.34		5/30/2029	3,840	322,406
	1,000	4,000	44.84		5/28/2030	1,600	134,336
	—	12,500	82.20		5/27/2031	5,000	419,800

Suzanne D. Snapper	10,812	—	8.26		6/12/2023	—	—
	10,812	—	8.98		8/1/2023	—	—
	4,325	—	9.74		10/29/2023	—	—
	173,013	—	10.89	(4)	5/29/2024	—	—
	10,618	—	21.39		7/30/2025	—	—
	8,258	—	15.93		8/31/2026	—	—
	6,607	1,651	15.80		5/25/2027	560	47,018
	—	—	—		—	12,000	1,007,520
	7,079	10,618	45.34		5/30/2029	3,600	302,256
	1,000	4,000	44.84		5/28/2030	1,600	134,336
	—	11,250	82.20		5/27/2031	4,500	377,820

Chad A. Keetch	36,263	—	10.89	(4)	5/29/2024	—	—
	10,618	—	21.39		7/30/2025	—	—
	8,258	—	15.93		8/31/2026	—	—
	6,607	1,651	15.80		5/25/2027	560	47,018
	—	—	—			10,000	839,600
	4,719	7,079	45.34		5/30/2029	2,400	201,504
	1,000	4,000	44.84		5/28/2030	1,600	134,336
	—	7,500	82.20		5/27/2031	3,000	251,880

Spencer W. Burton	5,899	—	18.47		2/4/2025	—	—
	10,618	—	21.39		7/30/2025	—	—
	5,899	—	16.60		5/26/2026	—	—
	5,899	—	15.93		8/31/2026	—	—
	3,775	944	15.80		5/25/2027	320	26,867
	2,831	1,888	22.49		2/16/2028	640	53,734
	5,663	3,775	31.03		5/31/2028	1,280	107,469
	7,079	10,618	45.34		5/30/2029	3,600	302,256
	2,000	8,000	44.84		5/28/2030	3,200	268,672
	—	7,500	82.20		5/27/2031	3,000	251,880

(1)Options vest in equal annual installments (20% each year) over a five-year term on the anniversary of the date of grant with the exercised portion of partially exercised options vesting prior to the unexercised portion of such options.
(2)The market value of these shares at December 31, 2021 was $83.96.
(3)Effective with the Spin-Off, the holders of our stock options on the record date for the Spin-Off received stock options consistent with a conversion ratio that was necessary to maintain the pre-Spin-Off intrinsic value of the options. In order to preserve the aggregate intrinsic value of our stock options held by such persons, the exercise prices and number of options outstanding of such awards were adjusted by using the proportion of the CareTrust and Pennant when-issued closing stock price to the total Company closing stock price on the distribution date for the Spin-Off.
(4)These were stock option awards granted as part of the special bonus related to the spin-off of the real estate company in 2014.

28 Ensign Group

Option Exercises and Stock Vested

The following table provides information for our Named Executive Officers about options that were exercised and restricted stock that vested in 2021.

	Option Awards		Stock Awards
	Number of shares acquired on exercise (#)	Value realized on exercise ($)(1)	Number of shares acquired on vesting (#)	Value Realized on vesting ($)(2)

Name

Christopher R. Christensen	—	—	15,100	1,264,688

Barry R. Port	—	—	20,812	1,740,588

Suzanne D. Snapper	16,762	1,322,607	19,686	1,646,467

Chad A. Keetch	15,348	1,316,343	14,257	1,191,994

Spencer W. Burton	—	—	12,920	1,079,483

(1)The value realized on the exercise of stock options is equal to the number of shares acquired multiplied by the difference between the exercise price and the market price of our common stock. The market price is the closing price of our common stock on the date of exercise.
(2)The value realized on the vesting of restricted stock awards is equal to the number of shares vested multiplied by the market price of our common stock. The market price is the closing price of our common stock on the vesting date.

Non-Qualified Deferred Compensation

During fiscal year 2019, the Company implemented non-qualified deferred compensation plan (the DCP) that was effective in 2019 for certain executives. The plan was then offered to other highly compensated employees, which went into effect on January 1, 2020. These individuals are otherwise ineligible for participation in the Company's 401(k) plan. The DCP allows participating employees to defer the receipt of a portion of their base compensation and certain employees up to 100% of their eligible bonuses. At the participant’s election, payments can be deferred until a specific date at least one year after the year of deferral or until termination of employment and can be paid in a lump sum or in up to ten annual installments. Separate deferral elections can be made for each year, and in limited circumstances, such as, financial hardship event, existing payment elections may be changed. The amounts deferred are credited with earnings and losses based upon the actual performance of the deemed investments selected by the participant. The rate of return for each participant varies depending on the specific investment elections made by the participant. Additionally, the plan allows for the employee deferrals to be deposited into a rabbi trust and the funds are generally invested in individual variable life insurance contracts owned by us that are specifically designed to informally fund savings plans of this nature.

The following table shows contributions and earnings during fiscal year 2021 and the account balances as of December 31, 2021, for our named executive officers under the deferred compensation plan. All of the contributions that are reported in the table below were already included in the Summary Compensation Table.

	Executive Contributions in 2021 ($)(1)	Company Contribution in 2021 ($)	Aggregate Earnings in 2021 ($)	Aggregate Withdrawals/Distributions ($)	Aggregate Balance at December 31, 2021 ($)

Name

Christopher R. Christensen	1,286,055	4,275	486,569	—	5,284,020	(2)

Barry R. Port	944,520	4,275	154,142	—	2,244,773	(3)

Suzanne D. Snapper	1,015,304	199	83,469	—	1,835,362	(4)

Chad A. Keetch	549,204	4,275	40,467	—	1,264,026	(5)

Spencer W. Burton	946,087	4,275	209,534	—	2,816,954	(6)

(1) These amounts are included in the "Non-Equity Incentive Plan Compensation" column in the Summary Compensation Table for fiscal 2021, which is in the year earned but contributed in the deferred compensation plan in the year paid. Executive contributions also include 401(k) plan restoration contributions made by participants, which are not included in the Summary Compensation Table.
(2) $853,446 and $1,829,067 of this amount was reported as bonus compensation to Mr. Christensen in the Summary Compensation Table for fiscal years 2020 and 2019, respectively.
(3) $501,000 and $548,720 of this amount was reported as bonus compensation to Mr. Port in the Summary Compensation Table for fiscal years 2020 and 2019, respectively.
(4) $721,561 of this amount was reported as bonus compensation to Ms. Snapper in the Summary Compensation Table for fiscal year 2020.
(5) $377,968 and $201,404 of this amount was reported as bonus compensation to Mr. Keetch in the Summary Compensation Table for fiscal years 2020 and 2019, respectively.
(6) $861,505 and $719,295 of this amount was reported as bonus compensation to Mr. Burton in the Summary Compensation Table for fiscal years 2020 and 2019, respectively.
29 Ensign Group

Change-in-Control and Severance Disclosure

We have not entered into any arrangements providing for payments or benefits in connection with the resignation, severance, retirement or other termination of any of our Named Executive Officers, changes in their compensation or a change in control. However, the administrator of our equity incentive plans has the authority to accelerate the vesting of options and restricted stock, in certain circumstances, subject to the terms of the plans.

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee currently consists of Messrs. Lee A. Daniels, Daren J. Shaw and Barry M. Smith. None of the members of our Compensation Committee at any time has been one of our officers or employees. None of our executive officers currently serves, or during 2021 has served, as a member of the Board or Compensation Committee of any entity that has one or more executive officers on our Board or Compensation Committee.

EQUITY COMPENSATION PLAN INFORMATION

During the second quarter of 2017, we retired our 2001 Stock Option, Deferred Stock and Restricted Stock Plan (the 2001 Plan), our 2005 Stock Incentive Plan (the 2005 Plan) and our 2007 Omnibus Incentive Plan (the 2007 Plan) (such that no further grants would be made under such plans) as a result of the approval and adoption of the 2017 Plan. The following table provides information about equity awards under all of our equity compensation plans as of December 31, 2021:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)

Equity compensation for the 2007 Plan approved by security holders	1,417,603	$13.42	—	(1)
Equity compensation for the 2017 Plan approved by security holders	2,620,649	$49.14	2,113,690	(2)
Total	4,038,252	$36.60	2,113,690

(1)The 2007 Plan was retired during the second quarter of 2017.
(2)Represents the number of shares that remained available for issuance under the 2017 Plan as of December 31, 2021. As of March 31, 2022, 1,722,897 shares remained available for issuance under the 2017 Plan.

30 Ensign Group

Proposal 3:
Advisory Vote on Named Executive Officer Compensation

Recommendation of the Board:	FOR	✓
The Dodd-Frank Act requires that we provide our shareholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC.

As described in detail under the heading “Compensation Discussion and Analysis,” we seek to closely align the interests of our named executive officers with the interests of our shareholders. Our compensation programs are designed to reward our named executive officers for the achievement of short-term and long-term strategic and operational goals and the achievement of increased total shareholder return, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking.

For example:

•We discourage excessive risk-taking by our employees by establishing compensation policies and programs that balance short-term incentives with long-term growth.
•Annual and short-term cash bonuses are based on multiple performance metrics that are consistent with our long-term goals. In particular, annual bonuses are based on the achievement of certain financial performance goals tied to our overall performance and individual performance goals such as positive survey results, high clinical quality standards, governance, other compliance requirements, positive patient feedback and feedback from other employees. We believe that this balanced approach discourages risk-taking that focuses excessively on short-term profits at the sacrifice of our long-term health.
•Management or the Compensation Committee, as applicable, generally has discretion to adjust annual incentive compensation upward or downward for quality of performance and other factors other than our financial performance. The Compensation Committee can award bonuses that are less than the bonus amount resulting from the predetermined formula it establishes as a result of not achieving our goals regarding clinical performance and, governance objectives, and allocate such award bonuses it to other members of management.
•Our long-term equity incentive awards are designed to directly align the interests of our employees with long-term shareholder interests. We encourage long-term performance by our executives and employees at every level in the organization through the use of stock-based awards with multi-year vesting schedules. We believe that long-term performance is achieved through an ownership culture and that equity incentive awards reward performance without incentivizing inappropriate risk-taking. Beginning in 2011, we implemented a policy for allocating executive bonus compensation between cash and non-cash compensation. Under this policy, if the total executive pool is greater than the then-applicable stated amount, for every dollar greater than the stated amount, 75% of the incentive will be paid in cash and 25% will be paid in fully vested restricted stock awards.
•Our Compensation Committee has adopted a “clawback” policy that allows our Board to recover performance-based compensation paid to our executives and the presidents of our subsidiaries in certain circumstances where there has been a restatement of our financial results or where subsequent events diminish the performance metrics, including clinical results, upon which the prior incentive payments were based.
•Our Compensation Committee adopted specific governance performance goals, which include succession-planning and establishing a team made up of members of the Board and management with the goal of creating a strategy for the Board that emulates the culture of the organization.
•We periodically benchmark our compensation programs and overall compensation structure to be consistent with companies in the skilled nursing industry.
•Our Compensation Committee oversees our compensation policies and practices and is responsible for reviewing and approving compensation of our executive officers.

The vote is advisory, which means that the vote is not binding on the Company, our Board or the Compensation Committee.

We are currently conducting this advisory vote, commonly known as a "say-on-pay" vote, every year.

Accordingly, we ask our shareholders to vote on the following resolution at the Annual Meeting:

“RESOLVED, that the Company's shareholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company's Proxy Statement for the 2022 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the 2021 Summary Compensation Table and the other related tables and disclosure.
31 Ensign Group

STOCK INCENTIVE PLAN
Proposal 4:
Approval of the Ensign Group, Inc. 2022 Omnibus Incentive Plan

Recommendation of the Board:	FOR	✓
At the Annual Meeting, we are asking our stockholders to approve The Ensign Group, Inc. 2022 Omnibus Incentive Plan (the 2022 Plan), which was adopted, subject to stockholder approval, by the Board on February 18, 2022. The Board intends that the 2022 Plan will replace the 2017 Plan, which is the only plan under which equity incentive awards are currently being granted.

The purpose of the 2022 Plan is to promote the interests of the Company and its stockholders by aiding the Company in attracting and retaining officers, consultants, independent contractors and Directors capable of assuring the future success of the Company and to attract and retain officers, employees and independent contractors for its affiliates, to offer such persons incentives to continue in the Company’s or its Affiliates’ employ or service, as applicable, and to afford such persons an opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Company.

In the past, the Company maintained the 2001 Plan, the 2005 Plan, and the 2007 Plan. The 2001 Plan and the 2005 Plan have expired and have no outstanding awards remaining. The 2007 Plan rolled over to the 2017 Plan, which the Company currently maintains. As of March 31, 2022, a total of 4,566,807 shares of the Company's common stock were then subject to outstanding awards granted under all plans, and an additional 1,722,897 shares were then available for new award grants under the 2017 Plan. The following table provides additional information regarding awards granted under all plans as of March 31, 2022:

Stock Options Outstanding	4,023,787
Weighted Average Exercise Price of Stock Options Outstanding	$38.89
Weighted Average Remaining Term of Stock Options Outstanding	6.09
Outstanding Full Value Awards	543,020
Total Equity Awards Outstanding	4,566,807
Shares Available for Grant under the 2017 Plan	1,722,897

On March 31, 2022, the closing per share price of our common stock was $90.01 as reported on the NASDAQ Stock Market.

If stockholders approve the 2022 Plan, no new awards will be granted under the 2017 Plan after the Annual Meeting. The 2022 Plan will initially provide for the issuance of 1,740,000 shares of common stock plus an additional 1,722,897 shares that are available for issuance under the 2017 Plan, for a total of 3,462,897 shares of common stock under the 2022 Plan. The 1,722,897 shares that are available for issuance under the 2017 Plan will be reduced by any shares granted between March 31, 2022 and the date of shareholder approval at the Annual Meeting.

If stockholders do not approve the 2022 Plan at the Annual Meeting, then the 2022 Plan will terminate and be null and void (and with no awards issued thereunder).

Why We Believe You Should Vote for Proposal 4

We believe our future success depends on our ability to attract, motivate and retain high quality employees, officers and directors and that the ability to provide stock-based awards under the 2022 Plan is critical to achieving this success. We would be at a severe competitive disadvantage if we were unable to use stock and stock-based awards to recruit and compensate our employees.

The use of stock-based awards as part of our compensation program is also important to our continued success in that it fosters a pay-for-performance culture, which is an important element of our overall compensation package for our employees. We believe that equity compensation motivates employees to create stockholder value because the value employees realize from equity compensation is based on our stock performance. Equity compensation also aligns the goals and objectives of our employees with the interests of our stockholders and promotes a focus on long-term value creation because our equity compensation awards are subject to vesting and/or performance criteria.

If the 2022 Plan is not approved, we may be compelled to significantly increase the cash component of our employee compensation, which could negatively impact the extend to which employee interests are aligned with those of stockholders when compared to stock-based awards. Replacing stock-based awards with cash will also increase our compensation expenses thereby decreasing available cash that we believe would be better utilized if reinvested in our businesses.

32 Ensign Group

Finally, we believe that we have demonstrated our commitment to sound equity compensation practices. We recognize that equity compensation awards dilute stockholder equity and, therefore, we have carefully managed our equity incentive compensation. Our equity compensation practices are targeted to be well within market range based on input from our independent compensation consultant and other third party market data our Compensation Committee uses in considering and granting equity awards, and we believe our historical equity compensation practices have been responsible and mindful of stockholder interests, as described below.

We presently use our 2017 Plan for stock-based awards. As of March 31, 2022, we had 4,023,787 options outstanding under our 2017 Plan with a weighted average exercise price of $38.89 per option and a weighted average term to expiration of 6.09 years. As of March 31, 2022, we had 1,722,897 shares available for issuance under the 2017 Plan.

We believe that providing employees with attractive equity-based compensation is critical to our ability to attract and retain high caliber employees, link incentive rewards to company performance, encourage employee ownership in our company and align the interests of employees and directors with those of our stockholders. We believe that our equity-based compensation programs are integral to our success and are an important incentive for achieving our performance goals. If stockholders fail to approve the 2022 Plan, then the 2017 Plan will remain in effect for issuing future equity compensation awards until the 2017 Plan no longer has shares available to grant awards, at which time, we will only be able to grant long-term incentive awards in the form of cash awards. In that event, we believe our ability to attract, motivate and retain executives, directors, consultants, skilled management personnel and other key employees necessary for our success would be constrained. Accordingly, the Board of Directors believes the adoption of the 2022 Plan is in the best interest of our stockholders.

The 2022 Plan is being submitted to our stockholders to ensure that certain awards granted under the 2022 Plan comply with the rules of The NASDAQ Stock Market requiring stockholder approval when an equity compensation plan is established.

Discussion of the Aggregate Share Limit

The 2022 Plan provides for the issuance of 1,740,000 shares of common stock plus 1,722,897 shares that are available for issuance under the 2017 Plan, for a total of 3,462,897 shares of common stock under the 2022 Plan. The number of shares available to be issued under the 2022 Plan will be reduced by (i) one share for each share that relates to an option or stock appreciation right award and (ii) Two shares for each share which relates to an award other than an option or stock appreciation right award (a full-value award).

To the extent that any shares subject to awards under the 2022 Plan, or to awards under the 2017 Plan that are outstanding on the date the stockholders approve the 2022 Plan, expire, are cancelled, forfeited, terminated or are settled in cash in lieu of shares, then in each case such shares will be added back to the 2022 Plan share reserve on the same basis and subject to the same ratio that applied when such shares were granted. To further limit the dilutive impact of shares proposed to be issued under the 2022 Plan, any shares (i) delivered to the Company in payment of the purchase price of any award, (ii) repurchased on the open market with proceeds received by the Company from stock exercises, (iii) delivered to or withheld by the Company to pay withholding taxes under the 2022 Plan and (iv) not issued upon the net settlement or net exercise of SARs, in each case, will not be added back to the 2022 Plan share reserve and will not be available for future grants under the 2022 Plan. Stock appreciation rights to be settled in shares will be counted in full against the number of shares available for issuance under the 2022 Plan regardless of the number of shares issued upon settlement of the stock appreciation rights. The number of shares available for issuance under the 2022 Plan is subject to adjustment to prevent dilution or enlargement of rights. The shares may be either authorized and unissued shares or shares held in the treasury of the Company.

Management recommended, and the committee and the Board each approved a share pool reserve of 1,740,000 shares of common stock plus the an additional 1,722,897 shares that are available for issuance under the 2017 Plan. In determining the number of shares to be reserved under the 2022 Plan, management and the committee considered our historical equity compensation grant rate along with our projected equity grant needs for the next several years. Over the last two fiscal years, we have granted a per fiscal year average of approximately 0.645 million stock options and 0.252 million restricted stock awards. After applying our restricted share usage multiple of 2.0, this generates an average annual historical grant usage of approximately 0.504 million shares. If our future equity grants were to generally resemble this historical average, then the requested share pool reserve would enable us to grant awards under the 2022 Plan for approximately the next three years.

The approximate impact of the requested share reserve for the 2022 Plan on stockholder dilution is shown in the below table (the below figures represent a percentage of our outstanding basic number of shares as of March 31, 2022):

Dilutive effect of requested new reserve shares under the 2022 Plan	3.15%

Dilutive effect of requested new reserve shares under the 2022 Plan plus unissued shares available for grant under 2017 Plan	6.26%

Total potential dilution (including currently outstanding awards under 2017 Plan)	14.52%

33 Ensign Group

Description of the 2022 Plan

The following is a summary of the material features of the 2022 Plan. This summary does not purport to be complete and is qualified in its entirety by reference to the full text of the 2022 Plan, which is attached to this Proxy Statement as Appendix A.
The term of stock option and stock appreciation rights awards will not be longer than ten years, or in the case of incentive stock options, longer than five years with respect to holders of more than 10% of our common stock. The Compensation Committee may permit accelerated vesting of an award upon the occurrence of certain events, including a change in control, regardless of whether the award is assumed, substituted or otherwise continued in effect by the successor corporation. The acceleration of vesting in the event of a change in the ownership or control may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt or other efforts to gain control of us.
Administration
The Compensation Committee will administer the 2022 Plan with respect to persons who are subject to Section 16 of the Exchange Act. The Compensation Committee or a separate committee of two or more directors of the Company appointed by the Board may administer the 2022 Plan with respect to all other persons and awards.

The Compensation Committee has the authority to administer the 2022 Plan and, except for option grants made to non-employee directors under the Directors' Automatic Stock Grant Program discussed below, will have full power and authority to determine when and to whom awards will be granted, and the type, amount, form of payment and other terms and conditions of each award, consistent with the provisions of the 2022 Plan. Subject to the provisions of the 2022 Plan, the Compensation Committee may amend or waive the terms and conditions, or accelerate the exercisability, of an outstanding award. The committee has authority to interpret the 2022 Plan and establish rules and regulations for the administration of the 2022 Plan. In addition, our Board may generally exercise the powers of the Compensation Committee at any time.

Eligibility to Participate and Types of Awards under the 2022 Plan

The 2022 Plan permits the granting by the Compensation Committee of stock options, stock appreciation rights, restricted stock and restricted stock units (RSUs) as well as performance awards and other stock-based awards.

Any employee, officer, consultant, independent contractor or director providing services to us or any of our affiliates, who is selected by the Compensation Committee, is eligible to receive awards under the 2022 Plan. On March 31, 2022, the Company had approximately 30,000 full-time equivalent employees (including executive officers) and part-time employees and five non-employee directors who would have been eligible to participate in the 2022 Plan if it had been in effect as of that date.

Stock Options

The Compensation Committee may grant stock options to officers and other employees intended to qualify as incentive stock options, as defined in Section 422 of the Code and may also grant options to employees, consultants, independent contractors and directors that do not qualify as incentive stock options (i.e., nonqualified stock options). The holder of an option will be entitled to purchase a number of shares of our common stock at a specified exercise price during a specified time period, all as determined by the Compensation Committee. The exercise price of an option generally will not be less than 100% of the fair market value of our common stock on the date of grant, or in the case of incentive stock options, 110% of the fair market value of our common stock with respect to holders of more than 10% of our common stock. The Compensation Committee may, however, set the exercise price of non-qualified stock options at less than 100% of the fair market value on the date of grant if the Compensation Committee acknowledges in its granting resolutions that such option has been structured to be exempt from or compliant with the requirements of Section 409A. The fair market value of our common stock will be the closing sale price as quoted on the NASDAQ Stock Market on the date of grant. The 2022 Plan permits payment of the exercise price to be made by cash, shares of our common stock, other securities, other awards or other property. The shares subject to each option will generally vest in one or more installments over a specified period of service measured from the grant date.

Restricted Stock and RSUs

The holder of restricted stock will own shares of our common stock subject to restrictions imposed by the Compensation Committee (including, for example, restrictions on transferability or on the right to vote the restricted shares or to receive any dividends with respect to the shares) for a specified time period determined by the Compensation Committee. The restrictions, if any, may lapse or be waived separately or collectively, in installments or otherwise, as the Compensation Committee may determine. The holder of restricted stock units will have the right, subject to any restrictions imposed by the Compensation Committee, to receive shares of our common stock at some future date determined by the Compensation Committee.

34 Ensign Group

Stock Appreciation Rights ("SARs")

The holder of a SAR is entitled to receive the excess of the fair market value (calculated as of the SAR's exercise date or, at the Compensation Committee's discretion, as of any time during a specified period before or after the exercise date) of a specified number of shares of our common stock over the grant price of the SAR, as determined by the Compensation Committee, paid solely in shares of common stock. SARs vest and become exercisable in accordance with a vesting schedule established by the Compensation Committee.

Performance Awards

Performance awards give participants the right to receive payments in cash, stock or property based solely upon the achievement of certain performance goals during a specified performance period. Subject to the terms of the 2022 Plan, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any performance award granted, the amount of any payment or transfer to be made pursuant to any performance award and any other terms and conditions of any performance award is determined by the Compensation Committee.

Dividend Equivalents

The Compensation Committee may grant dividend equivalents under which the participant is entitled to receive payments (in cash, shares of common stock, other securities, other awards or other property as determined in the discretion of the Compensation Committee) equivalent to the amount of cash dividends paid by us to holders of shares of common stock with respect to a number of shares of common stock determined by the Compensation Committee. No dividends that are paid by the Company to holders common stock will be paid or accrue with respect to any stock options, SARs, RSUs or unearned performance awards. However, dividends may be paid with respect to unvested restricted stock awards issued under the 2022 Plan that are subject to time-vesting requirements only.

Other Stock-Based Awards

The Compensation Committee may grant other awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of our common stock (including, without limitation, securities convertible into shares of common stock), as are deemed by the Compensation Committee to be consistent with the purpose of the 2022 Plan. Shares or other securities delivered pursuant to such awards shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms (including, without limitation, cash, shares of common stock, other securities, other awards or other property or any combination thereof), for consideration as determined by the Compensation Committee.

Directors' Automatic Stock Grant Program

Under the Directors' Automatic Stock Grant Program of the 2022 Plan (the Automatic Stock Grant Program), each non-employee director who is serving as a duly elected or appointed Class I, Class II, or Class III Director on the first day of each fiscal quarter, will automatically receive a number of shares of common stock as approved by the Compensation Committee for each fiscal quarter of service. Shares granted pursuant to the Automatic Stock Grant Program will vest over a three-year period, beginning with the first anniversary of the grant date, and the non-employee director will not be required to pay any amount to the Company for such shares. Subject to the 2022 Plan’s annual per person per fiscal year grant limit for non-employee directors, there will be no limit on the number of shares any one non-employee director may receive over his or her period of Board service pursuant to the Automatic Stock Grant Program, and non-employee directors who have previously been employees of the Company (or any affiliate) or who have received one or more awards from the Company prior to becoming a non-employee director shall nevertheless be eligible to receive shares pursuant to the Automatic Stock Grant Program over their period of continued Board service. Non-employee directors must be serving as a member of the Board on the first day of the fiscal quarter in question to be eligible to receive an award under the' Automatic Stock Grant Program. If a non-employee director ceases to serve as a member of the Board for any reason, such non-employee director will no longer be eligible or entitled to receive any awards contemplated by this subsection. Non-employee directors elected to fill less than a three-year term will receive a pro rata stock award.

No Repricing

In no case (except due to an adjustment to reflect a stock split or other event referred to under “Adjustments” below, and except for any repricing that may be approved by stockholders) will the Compensation Committee (1) amend an outstanding stock option or stock appreciation right to reduce the exercise price or base price of the award, (2) cancel, exchange, or surrender an outstanding stock option or stock appreciation right in exchange for cash or other awards for the purpose of repricing the award, or (3) cancel, exchange, or surrender an outstanding stock option or stock appreciation right in exchange for an option or stock appreciation right with an exercise or base price that is less than the exercise or base price of the original award. This prohibition may not be amended without approval by stockholders. Additionally, no re-load stock options may be granted.

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Transferability of Awards

Except as described below, awards under the 2022 Plan generally are not transferable by the recipient other than by will or the laws of descent and distribution and are generally exercisable, during the recipient’s lifetime, only by the recipient. Any amounts payable or shares issuable pursuant to an award generally will be paid only to the recipient or the recipient’s beneficiary or representative. The Compensation Committee has discretion, however, to establish written conditions and procedures for the transfer of awards to other persons or entities, provided that such transfers comply with applicable federal and state securities laws and are not made for value (other than nominal value or certain transfers to family members).

Change in Control

Generally, and subject to limited exceptions set forth in the 2022 Plan, if there is a change in control and/or the Company is a party to a merger, business combination, or other reorganization, or similar transaction, outstanding awards under the 2022 Plan will be subject to the merger agreement or other applicable transaction agreement. The Compensation Committee may, however, permit accelerated vesting of an award upon the occurrence of certain events, including a change in control, regardless of whether the award is assumed, substituted or otherwise continued in effect by the successor corporation. The acceleration of vesting in the event of a change in the ownership or control may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt or other efforts to gain control of us.

Adjustments

The 2022 Plan provides for equitable adjustment by the Compensation Committee, in the event of a dividend or other distribution (whether in the form of cash, shares of our common stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares of our common stock or other securities, issuance of warrants or other rights to purchase shares of our common stock or other securities or other similar corporate transaction or event that affects the shares of our common stock such that an adjustment is necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 2022 Plan, then the number and type of shares of common stock (or other securities or other property) that are subject to outstanding awards and the purchase price or exercise price with respect to any outstanding award will be proportionately adjusted. The Compensation Committee shall make such proportionate adjustments, if any, as the Compensation Committee in its discretion may deem appropriate to reflect such event with respect to the aggregate number and kind of shares that may be issued under the 2022 Plan and also the other 2022 Plan numerical limits.

Amendment and Termination

Unless earlier discontinued or terminated by the Board, the 2022 Plan will expire on February 18, 2032. No awards may be made after that date. However, unless otherwise expressly provided in an applicable award agreement, any award granted under the 2022 Plan prior to its expiration may extend beyond the end of such period through the award's normal expiration date. Our Board may amend, suspend or terminate the 2022 Plan at any time, provided that our Board will get stockholder approval when necessary to not violate the rules of the NASDAQ Stock Market, to allow the grant of incentive stock options, to increase the number of shares of common stock authorized under the 2022 Plan, or to reprice options or SARs. The Compensation Committee may not amend an outstanding award in a manner that adversely affects the holder of the award without the holder's consent.

Governing Law

The 2022 Plan shall be governed by the laws of the State of Delaware (which is the state of our incorporation) except for conflict of law provisions.

Recoupment Policy

Awards granted under the 2022 Plan will be subject to any provisions of applicable law providing for the recoupment or clawback of incentive compensation (including cash awards and equity-based awards), such as provisions imposed pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act; the terms of any Company recoupment, clawback or similar policy in effect at the time of grant of the award; and any recoupment, clawback or similar provisions that may be included in the applicable award agreement.

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Approved Performance Criteria

The 2022 Plan specifies performance conditions that the Compensation Committee may include in awards. These performance criteria shall be limited to one or more of the following target objectives involving us or a subsidiary or business unit of ours and may reflect absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria.

•Revenue
•Cash flow
•Gross profit
•Earnings before interest and taxes
•Earnings before interest, taxes, depreciation and amortization
•Net earnings
•Earnings per share
•Margins (including one or more of gross, operating, and net income margins)
•Return (including one or more of return on assets, equity, investment, capital and revenue and total stockholder return)
•Stock price
•Economic value added
•Working capital
•Market share
•Cost reductions
•Workforce satisfaction and diversity goals
•Employee retention
•Customer satisfaction
•Completion of key projects and strategic plan development and implementation
•Any other similar criteria
•Any combination of the foregoing

Federal Income Tax Consequences

The following is a brief summary of the U.S. federal income tax consequences applicable to us and to participants for awards granted under the 2022 Plan. The federal tax laws may change and the federal, state and local tax consequences for any participant will depend upon his or her individual circumstances. This summary is not intended to be exhaustive and does not address all matters relevant to a particular participant based on his or her specific circumstances. The summary expressly does not discuss the income tax laws of any state, municipality, or non-U.S. taxing jurisdiction, or the gift, estate, excise (including the rules applicable to deferred compensation under Code Section 409A), or other tax laws other than federal income tax law. The following is not intended or written to be used, and cannot be used, for the purposes of avoiding taxpayer penalties. Because individual circumstances may vary, the Company advises all participants to consult their own tax advisor concerning the tax implications of awards granted under the 2022 Plan.

Incentive Stock Options.  For federal income tax purposes, the holder of an incentive stock option has no taxable income at the time of the grant or exercise of the incentive stock option.  If such person retains the common stock acquired under the incentive stock option for a period of at least two years after the stock option is granted and one year after the stock option is exercised, any gain upon the subsequent sale of the common stock will be taxed as a long-term capital gain. If the participant disposes of the shares within the two-year or one-year periods referred to above, the participant will recognize ordinary income equal to the lesser of (i) the excess of the fair market value over the exercise price of the shares on the date of exercise, or (ii) the excess of the amount realized on the disposition over the exercise price for the shares.  Any remaining gain or loss will be long-term or short-term capital gain or loss depending on whether the participant held the shares for more than one year.  Utilization of losses is subject to special rules and limitations. The difference between the option exercise price and the fair market value of the shares on the exercise date of an incentive stock option is an adjustment in computing the holder’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the participant’s regular income tax for the year.

Nonqualified Stock Options.  A participant who receives a nonqualified stock option generally will not realize taxable income on the grant of such option, but will realize ordinary income at the time of exercise of the stock option equal to the difference between the option exercise price and the fair market value of the stock on the date of exercise. Any additional gain or loss recognized upon any later disposition of the shares would be short- or long-term capital gain or loss, depending on whether the shares had been held by the participant for more than one year.

Restricted Stock.  A participant will generally not have taxable income upon grant of unvested restricted shares unless he or she elects to be taxed at that time pursuant to an election under Code Section 83(b). Instead, the participant will recognize ordinary income at the time(s) of vesting equal to the fair market value (on each vesting date) of the shares minus any amount paid for the shares.

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Restricted Stock Units.  No taxable income is generally reportable when unvested restricted stock units are granted to a participant.  Upon settlement of restricted stock units which have vested, the participant will recognize ordinary income at the time(s) of settlement equal to the sum of the fair market value (on each settlement date) of any shares issued to the participant plus any cash received by the participant.

Cash Awards or Other Awards.  No taxable income is generally recognized by the participant until his/her receipt of payment of any earned cash award. The participant will recognize ordinary income at the time of payment equal to the amount of such cash payment.

Income Tax Effects for the Company.  We generally will be entitled to a tax deduction in connection with an award under the 2022 Plan in an amount equal to the ordinary income realized by a participant at the time the participant recognizes such income (for example, upon the exercise of a nonqualified stock option).

Deduction Limitation on Awards. Compensation paid to any individual who served as the Chief Executive Officer or Chief Financial Officer at any time during the taxable year and the three other most highly compensated officers (other than the Chief Executive Officer and Chief Financial Officer) for the taxable year in excess of $1.0 million will not be deductible by the Company under Code Section 162(m). This limitation will continue to apply even after the individual ceases to serve in such capacity. Once an individual becomes a covered employee subject to Code Section 162(m) for any taxable year beginning after December 31, 2016, that individual will remain a covered employee for all future years, including after termination of employment or even death.

Internal Revenue Code Section 162(m).  Code Section 162(m) does not allow a publicly-held corporation to claim a federal income tax deduction for compensation that exceeds $1 million paid in any tax year to a Covered Employee. To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Board has not adopted a policy that all compensation must be tax deductible.

Internal Revenue Code Section 409A.  Section 409A of the Code governs the federal income taxation of certain types of nonqualified deferred compensation arrangements. A violation of Section 409A of the Code generally results in an acceleration of the recognition of income of amounts intended to be deferred and the imposition of a federal excise tax of 20% on the employee over and above the income tax owed, plus possible penalties and interest.  The types of arrangements covered by Section 409A of the Code are broad and may apply to certain awards available under the 2022 Plan (such as restricted stock units).  The intent is for the 2022 Plan, including any awards available thereunder, to comply with the requirements of Section 409A of the Code to the extent applicable. As required by Code Section 409A, certain nonqualified deferred compensation payments to specified employees may be delayed to the seventh month after such employee’s separation from service.

Internal Revenue Code Section 280G.  For certain employees, if a change in control of the Company causes an award to vest or become newly payable or if the award was granted within one year of a change in control of the Company and the value of such award or vesting or payment, when combined with all other payments in the nature of compensation contingent on such change in control, equals or exceeds the dollar limit provided in Code Section 280G (generally, this dollar limit is equal to three times the five year historical average of the employee’s annual compensation as reported on Form W-2), then the entire amount exceeding the employee’s average annual compensation will be considered to be an excess parachute payment.  The recipient of an excess parachute payment must pay a 20% excise tax on this excess amount, for which the Company must withhold, and the Company cannot deduct the excess amount from its taxable income.
New Plan Benefits

The Company has not approved any awards that are conditioned on stockholder approval of the 2022 Plan proposal. The Company cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to executive officers and employees (including employee directors) under the 2022 Plan because the Company’s equity award grants are discretionary in nature. If the proposed 2022 Plan had been in effect in 2021, the Company expects that its award grants for 2021 would not have been different from those actually made in that year under the 2017 Plan.
We are asking stockholders to approve the 2022 Plan. Approval of this Proposal 4 constitutes approval of the 2022 Plan and will require the affirmative vote of a majority of the outstanding shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote. If this Proposal 4 is not approved by stockholders, then the 2017 Plan will remain in effect for issuing future equity compensation awards until the 2017 Plan no longer has shares available to grant awards.
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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information known to us with respect to beneficial ownership of our common stock as of March 31, 2022 for (i) each director and nominee, (ii) each holder of 5.0% or greater of our common stock, (iii) our Named Executive Officers, and (iv) all executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. Shares subject to options that are exercisable within 60 days following March 31, 2022 are deemed to be outstanding and beneficially owned by the optionee for the purpose of computing share and percentage ownership of that optionee, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The percentage of shares beneficially owned is based on 55,308,078 shares of common stock outstanding as of March 31, 2022. Except as affected by applicable community property laws, all persons listed have sole voting and investment power for all shares shown as beneficially owned by them.

Name of Beneficial Owner	Number of Shares Beneficially Owned(1)	Percentage of Class

Named Executive Officers And Directors:
Christopher R. Christensen(2)	1,478,499	2.7%
Barry R. Port(3)	224,008	*
Suzanne D. Snapper(4)	503,854	*
Chad A. Keetch(5)	155,018	*
Spencer W. Burton(6)	105,536	*
Daren J. Shaw(7)	57,838	*
Lee A. Daniels	46,879	*
Barry M. Smith	24,875	*
Ann S. Blouin	13,052	*
Swati B. Abott	8,317
All Executive Officers and Directors as a Group (10 Persons)(8)	2,617,876	4.7%
Five Percent Shareholders:
Blackrock, Inc.(9)	8,340,870	15.1%
Wasatch Advisors, Inc.(10)	6,121,470	11.1%
The Vanguard Group(11)	6,104,354	11.0%

* Indicates Less than 1%
(1)Includes shares of restricted stock that have vested for the Named Executive Officers. All restricted stock awards granted to the Board are treated as outstanding as all unvested restricted stock grants will become fully vested on the date any such non-employee director ceases serving on the Board unless such director is removed for cause. Restricted stock may not be disposed of until vested and is subject to repurchase by us upon termination of service to us. We do not treat restricted stock awards as outstanding until such shares have vested, except for the Board.
(2)Represents 980,944 shares held by Hobble Creek Investments, LLC, of which Christopher Christensen is the sole member, 60,999 shares held by Mr. Christensen directly, stock options to purchase 142,454 shares of common stock that are currently exercisable by Mr. Christensen or exercisable within 60 days after March 31, 2022, 122,702 held by the The Christensen, Christopher & Claudia Trust for which Christopher is trustee; 168,400 held by the The Christopher R. Christensen 2020 Irrevocable Trust for which the sole trustee is Mr. Christensen's spouse, and 3,000 shares held by Mr. Christensen's former spouse as custodian for their minor children under the California Uniform Transfers to Minors Act. Mr. Christensen's former spouse holds voting and investment power over the shares held for their children.
(3)Represents 102,519 shares held by the Barry and Michelle Port Trust dated January 12, 2011, 79,708 shares held by Mr. Port directly and includes stock options to purchase 41,781 shares of common stock that are currently exercisable or exercisable within 60 days after March 31, 2022.
(4)Represents 59,015 shares held by the Eric and Suzanne Snapper Family Trust, 203,875 shares held by Ms. Snapper directly and includes stock options to purchase 240,964 shares of common stock that are currently exercisable or exercisable within 60 days after March 31, 2022.
(5)Represents 81,042 shares held by Mr. Keetch directly and includes stock options to purchase 73,976 shares of common stock that are currently exercisable or exercisable within 60 days after March 31, 2022.
(6)Represents 45,058 shares held by Mr. Burton directly and includes stock options to purchase 60,478 shares of common stock that are currently exercisable or exercisable within 60 days after March 31, 2022.
(7)Includes stock options to purchase 19,463 shares of common stock that are currently exercisable or exercisable within 60 days after March 31, 2022.
(8)Includes stock options to purchase an aggregate of 579,116 shares of common stock that are currently exercisable or exercisable within 60 days after March 31, 2022.
(9)Represents beneficial ownership as of December 31, 2021 as reported on Schedule 13G/A filed by Blackrock, Inc. on January 28, 2022, which indicates that Blackrock, Inc. has sole voting power with respect to 8,245,115 shares of common stock and sole dispositive power with respect to 8,340,870 shares of common stock. The business address of Blackrock, Inc. is 40 East 52nd Street, New York, NY 10022.
(10)Represents beneficial ownership as of December 31, 2021 as reported on Schedule 13G/A filed by Wasatch Advisors, Inc. on February 10, 2022, which indicates that Wasatch Advisors, Inc. has sole voting power and sole dispositive power with respect to 6,121,470 shares of common stock. The business address of Wasatch Advisors, Inc. is 505 Wakara Way, Salt Lake City, Utah 84108.
(11)Represents beneficial ownership as of December 31, 2021 as reported on Schedule 13G/A filed by The Vanguard Group on February 10, 2022, which indicates that The Vanguard Group has sole voting power with respect to 0 shares of common stock, shared voting power of 100,170 shares of common stock, sole dispositive power with respect to 5,957,452 shares of common stock, and shared dispositive power of 146,902 shares of common stock. The business address of The Vanguard Group is 100 Vanguard Blvd., Malvern PA 19355.
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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Since January 1, 2021, there has not been, nor is there any proposed transaction in which we were or will be a party, involving an amount that exceeded or will exceed $120,000 and in which any director, executive officer, beneficial owner of more than 5% of any class of our voting securities, or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than the compensation arrangements and other agreements and transactions which are described in "Executive Compensation" section and the transactions described below.

Family Relationships

Roy Christensen, the father of our Executive Chairman and Chairman of the Board, Christopher R. Christensen, passed away on November 11, 2021.

Clayton Christensen is the brother of our Executive Chairman and Chairman of the Board, Christopher R. Christensen. Mr. Clayton Christensen has served as our Chief Human Capital Officer since September 2016. As Chief Human Capital Officer, Mr. Clayton Christensen is responsible for our recruiting and retention programs as well as our training and professional growth program, a key element of our talent-driven management approach. From January 1, 2021 through December 31, 2021, Mr. Clayton Christensen earned a total compensation of $781,045. Total compensation included a bonus of $550,000, which was earned in 2021. On February 19, 2021, we granted Mr. Clayton Christensen 800 restricted stock awards with a fair value of $83.64 per share that vests over a five-year period from the grant date for aggregate stock compensation of $66,912. Additionally, we granted him 2,000 options on February 19, 2021.

Indemnification Provisions

We have entered into indemnification agreements with each of our directors, officers and certain key employees. These indemnification agreements, along with our Certificate of Incorporation and Bylaws, require us to indemnify such persons to the fullest extent permitted by Delaware law.

Policies and Procedures for Transactions with Related Persons

Our Audit Committee does and will continue to review potential conflict of interest situations and any future proposed transaction, or series of transactions, with related persons on an ongoing basis, and either approve or disapprove each reviewed transaction or series of related transactions with related persons. On August 14, 2007, we adopted a written policy and set of procedures with respect to related person transactions (the "Related Person Transaction Policy"), which includes specific provisions for the approval of related person transactions. Pursuant to the Related Person Transaction Policy, a "related person transaction" is defined as a transaction, arrangement or relationship or series of similar transactions, arrangements or relationships, in which we and certain enumerated related persons participate, the amount involved exceeds $120,000 and the related person has a direct or indirect material interest therein. Related person transactions include any existing or currently proposed transaction or series of similar transactions for which disclosure under Item 404(a) of SEC Regulation S-K is mandated. The term “related person” under SEC rules means, at the applicable time, (a) any director or executive officer of the Company, (b) any nominee to the Board of Directors, (c) any beneficial owner of more than 5% of Pennant stock, and (d) any immediate family member (as defined by SEC rules) of any of those directors, executive officers, nominees, or beneficial owners. An indirect material interest can arise from a related person’s position or relationship with a firm, corporation, or other entity that engages in a transaction with the Company).

In the event that a related person transaction is identified, such transaction must be reviewed and approved or ratified by our Audit Committee. If it is impracticable for our Audit Committee to review such transaction, pursuant to the policy, the transaction will be reviewed by the Chair of our Audit Committee, whereupon the Chair of our Audit Committee will report to the Audit Committee the approval or disapproval of such transaction.

In reviewing and approving related person transactions, pursuant to the Related Person Transaction Policy, the Audit Committee, or its Chair, considers all information that the Audit Committee, or its Chair, believes to be relevant and important to a review of the transaction and approves only those related person transactions that are determined to be in, or not inconsistent with, our best interests and that of our shareholders, taking into account all available relevant facts and circumstances available to the Audit Committee or its Chair. Pursuant to the Related Person Transaction Policy, these facts and circumstances will typically include, but not be limited to, the benefits of the transaction to us; the impact on a director's independence in the event the related person is a director, an immediate family member of a director or an entity in which a director is a partner, shareholder or executive officer; the availability of other sources for comparable products or services; the terms of the transaction; and the terms of comparable transactions that would be available to unrelated third parties or to employees generally. Pursuant to the Related Person Transaction Policy, no member of the Audit Committee shall participate in any review, consideration or approval of any related person transaction with respect to which the member or any of his or her immediate family members is the related person.
40 Ensign Group

In accordance with the Related Person Transaction Policy, the Audit Committee has reviewed and approved the compensation payable to Clayton Christensen. For additional information see “Certain Relationships and Related Party Transactions – Family Relationships” above.
There has been no transaction since January 1, 2021 that is required to be reported under Item 404(a) but that did not require review and approval or ratification under the Related Person Transaction Policy or for which the Related Person Transaction Policy was not followed.

SHAREHOLDER PROPOSALS
Shareholders may present proposals for action at a future meeting only if they comply with the requirements of the proxy rules established by the SEC and our Bylaws. Shareholder proposals that are intended to be presented at our 2023 Annual Meeting of Shareholders and included in the proxy statement, form of proxy and other proxy solicitation materials related to that meeting must be received by us no later than December 15, 2022, which is 120 calendar days prior to the anniversary date of the mailing of this Proxy Statement. Shareholders are also advised to review our Bylaws, which contain additional advance notice requirements, including requirements with respect to advance notice of shareholder proposals and director nominations. Under our Bylaws, the deadline for submitting a shareholder proposal or a nomination for director is not later than the close of business on the 60th day, nor earlier than the 90th day, prior to the anniversary date of the immediately preceding annual meeting of shareholders. In other words, for a shareholder nomination for election to our Board or a proposal of business to be considered at the 2022 Annual Meeting of Shareholders, it should be properly submitted to the corporate Secretary no earlier than February 25, 2023 and no later than March 28, 2022. However, in the event that no annual meeting of shareholders was held in the previous year or the annual meeting of shareholders is called for a date that is not within 30 days before or after such anniversary date, notice by the shareholder to be timely must be so received no earlier than the close of business on the 90th day prior to such annual meeting of shareholders and not later than the close of business on the 60th day prior to such annual meeting of shareholders, or not later than the close of business on the 10th day following the date on which we publicly disclose the date of the annual meeting of shareholders, whichever occurs first. In addition to satisfying the requirements under our Bylaws with respect to advance notice of any director nomination, any stockholder who intends to solicit proxies in support of director nominees other than the Company’s nominees in accordance with Rule 14a-19 for the 2023 annual meeting of stockholders must provide the required notice of intent to solicit proxies to the Corporate Secretary at the address below no later than March 27, 2023.

Shareholder proposals must be in writing and should be addressed to our corporate Secretary, at our principal executive offices at 29222 Rancho Viejo Road, Suite 127, San Juan Capistrano, California 92675. It is recommended that shareholders submitting proposals direct them to our Secretary and utilize certified mail, return receipt requested in order to provide proof of timely receipt. The Chair of the 2022 Annual Meeting reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements, including conditions set forth in our Bylaws and conditions established by the SEC.

OTHER MATTERS

We do not know of any business, other than as described in this Proxy Statement that should be considered at the 2022 Annual Meeting. If any other matters should properly come before the 2022 Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxies held by them in accordance with their best judgment.

To assure the presence of the necessary quorum and to vote on the matters to come before the Annual Meeting, please indicate your choices on the proxy provided and date, sign, and return it promptly. The signing of a proxy by no means prevents you from attending and voting at the Annual Meeting.

AVAILABLE INFORMATION
We are subject to the informational requirements of the Exchange Act, and, in accordance therewith, file reports and other information with the SEC. The SEC maintains a website that contains our reports, proxies and information statements that we have filed electronically with the SEC at http://www.sec.gov. The information contained on our website, other than this Proxy Statement, is not considered proxy solicitation material and is not incorporated by reference herein.
A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2021 (INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO), WHICH WE FILED WITH THE SEC ON FEBRUARY 9, 2022, WILL BE PROVIDED WITHOUT CHARGE TO ANY PERSON TO WHOM THIS PROXY STATEMENT IS MAILED UPON THE WRITTEN REQUEST OF ANY SUCH PERSON TO MR. CHAD A. KEETCH, SECRETARY, THE ENSIGN GROUP, INC., 29222 RANCHO VIEJO ROAD, SUITE 127, SAN JUAN CAPISTRANO, CALIFORNIA 92675. THE SHARE OWNERSHIP OF THE SHAREHOLDER SUBMITTING THE SHAREHOLDER PROPOSAL MAY BE OBTAINED BY USING THE CONTACT INFORMATION ABOVE.
41 Ensign Group

Appendix A
THE ENSIGN GROUP, INC.
2022 OMNIBUS INCENTIVE PLAN

Section 1.    Purpose

The purpose of the Plan is to promote the interests of the Company and its stockholders by aiding the Company in attracting and retaining officers, consultants, independent contractors and Directors capable of assuring the future success of the Company and to attract and retain officers, employees and independent contractors and directors for its Affiliates, to offer such persons incentives to continue in the Company’s or its Affiliates employ or service, as applicable, and to afford such persons an opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Company.

Section 2. Definitions

As used in the Plan, the following terms shall have the meanings set forth below:

(a) “Affiliate” shall mean (i) any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in each case as determined by the Committee.

(b) “Annual Meeting” shall mean the Company’s regular annual meeting of stockholders which occurs in 2022.

(c) “Automatic Stock Grant Program” shall mean the Directors’ Automatic Stock Grant Program described in Section 6(i) of the Plan.

(d) “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award, Dividend Equivalent, Other Stock Grant, or Other Stock-Based Award granted under the Plan.

(e) “Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing an Award granted under the Plan. Each Award Agreement shall be subject to the applicable terms and conditions of the Plan and any other terms and conditions (not inconsistent with the Plan) determined by the Committee.

(f) “Board” shall mean the Board of Directors of the Company.

(g) “Cause” shall mean, with respect to a Participant, the occurrence of any of the following: (i) Participant’s personal dishonesty, willful misconduct, or breach of fiduciary duty involving personal profit, (ii) Participant’s continuing intentional or habitual failure to perform stated duties, (iii) Participant’s violation of any law (other than minor traffic violations or similar misdemeanor offenses not involving moral turpitude), (iv) Participant’s material breach of any provision of an employment or independent contractor agreement with the Company, or (v) any other act or omission by a Participant that, in the opinion of the Committee, could reasonably be expected to adversely affect the Company’s business, financial condition, prospects and/or reputation. In each of the foregoing subclauses (i) through (v), whether or not a “Cause” event has occurred will be determined by the Committee in its sole discretion or, in the case of Participants who are Directors or officers or persons subject to Section 16 of the Exchange Act, the Board, each of whose determination shall be final, conclusive and binding. A Participant’s Service shall be deemed to have terminated for Cause if, after the Participant’s Service has terminated, facts and circumstances are discovered that would have justified a termination for Cause, including, without limitation, violation of material Company policies or breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant.

(h) “Change in Control” shall mean a change in ownership or control of the Company effected through any of the following transactions: (i) a merger, consolidation or other reorganization unless securities representing more than 50% of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Company’s outstanding voting securities immediately prior to such transaction; (ii) a sale, transfer or other disposition of all or substantially all of the Company’s assets; or (iii) the acquisition, directly or indirectly, by any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company), of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders. To the extent necessary to comply with Section 409A, a Change in Control must also constitute a Section 409A “change in control event”.

(i) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

(j) “Committee” shall mean a committee of Directors designated by the Board to administer the Plan, which shall initially be the Compensation Committee. The Committee shall be comprised of at least two Directors but not less than such number of Directors as shall be required to permit Awards granted under the Plan to qualify under Rule 16b-3, and each member of the Committee shall be a Rule 16b-3 “Non-Employee Director.”

(k) “Company” shall mean The Ensign Group, Inc., a Delaware corporation, and any successor corporation.

(l) “Compensation Committee” shall mean the compensation committee of the Board.

(m) “Director” shall mean a member of the Board, including any Non-Employee Director.

(n) “Dividend Equivalent” shall mean any right granted under Section 6(e) of the Plan.

(o) “Eligible Person” shall mean any Person who/that is an employee, officer, consultant, independent contractor or Director providing Services to the Company or any Affiliate who the Committee determines to be an Eligible Person.

(p) “Equity Restructuring” shall mean a dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar corporate transaction or event that affects the Shares such that an adjustment is necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

(q) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(r) “Fair Market Value” shall mean, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by the Committee pursuant to such methods or procedures as shall be established from time to time by the Committee. Notwithstanding the foregoing and unless otherwise determined by the Committee, the Fair Market Value of a Share as of a given date shall be the closing sale price of one Share as reported on the Nasdaq Stock Market or such other principal United States securities market for such Shares on the date as of which Fair Market Value is being determined, if the Shares are then listed on the Nasdaq Stock Market or another principal United States securities market for such Shares.

(s) “Fiscal Year” means the Company’s fiscal year.

(t) “Full Value Award” means any Award of Shares under this Plan or an Award payable in Shares, other than an Option, a Stock Appreciation Right or other purchase right for which the Participant pays fair market value for the Shares measured as of the date of grant.

(u) “Incentive Stock Option” shall mean an option granted under Section 6(a) of the Plan that is intended to qualify as an “incentive stock option” in accordance with the terms of Section 422 of the Code or any successor provision.

(v) “Non-Employee Director” shall mean any Director who is not also an employee of the Company or an Affiliate within the meaning of Rule 16b-3 (which term “Non-Employee Director” is defined in this paragraph for purposes of the definition of “Committee” only and is not intended to define such term as used elsewhere in the Plan).

(w) “Non-Qualified Stock Option” shall mean an option granted under Section 6(a) of the Plan that is not an Incentive Stock Option.

(x) “Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

(y) “Other Stock Grant” shall mean any right granted under Section 6(f) of the Plan.
(z) “Other Stock-Based Award” shall mean any right granted under Section 6(g) of the Plan.

(aa) “Participant” shall mean an Eligible Person designated to be granted an Award under the Plan.

(bb) “Performance Award” shall mean any right granted under Section 6(d) of the Plan.

(cc) “Performance Goal” shall mean one or more of the following performance goals, either individually, alternatively or in any combination, applied on a corporate, subsidiary or business unit basis: revenue, cash flow, gross profit, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization and net earnings, earnings per share, margins (including one or more of gross, operating and net income margins), returns (including one or more of return on assets, equity, investment, capital and revenue and total stockholder return), stock price, economic value added, working capital, market share, cost reductions, workforce satisfaction and diversity goals, employee retention, customer satisfaction, completion of key projects and strategic plan development and implementation. Such goals may reflect absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria.

The Committee shall establish the Performance Goals for a Qualified Performance Based Award on or before the 90th day of the applicable performance period for which Performance Goals are established and in no event after 25% of the applicable performance period has elapsed and in any event when the achievement of the applicable Performance Goals remains substantially uncertain. The Committee may appropriately adjust any evaluation of performance under such Performance Goals to exclude the effect of certain events, including without limitation any of the following events: asset write-downs; litigation or claim judgments or settlements; changes in tax law, accounting principles or other such laws or provisions affecting reported results; severance, contract termination and other costs related to exiting certain business activities; and gains or losses from the disposition of businesses or assets or from the early extinguishment of debt.

(dd) “Person” shall mean any individual or entity, including a corporation, partnership, limited liability company, association, joint venture or trust.

(ee) “Plan” shall mean The Ensign Group, Inc. 2022 Omnibus Incentive Plan, as amended from time to time, the provisions of which are set forth herein.

(ff) “Prior Plan” shall mean The Ensign Group, Inc. 2017 Omnibus Incentive Plan, as amended.(gg) “Restricted Stock” shall mean any Share granted under Section 6(c) of the Plan (or any Share issued pursuant to an Option that is early exercised).

(hh) “Restricted Stock Unit” shall mean any unit granted under Section 6(c) of the Plan evidencing the right to receive a Share (or evidencing the right to receive a cash payment equal to the Fair Market Value of a Share if explicitly so provided in the Award Agreement) at some future date.

(ii) “Rule 16b-3” shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act, or any successor rule or regulation. (jj) “Section 409A” shall mean Section 409A of the Code and the applicable Treasury Regulations promulgated thereunder.

(kk) “Securities Act” shall mean the Securities Act of 1933, as amended.

(ll) “Separation From Service” has the meaning provided to such term under Section 409A and the regulations promulgated thereunder.

(mm) “Service” shall mean the Participant’s performance of services for the Company (or any Affiliate) in the capacity of an employee, officer, consultant, independent contractor or Director.

(nn) “Share” or “Shares” shall mean a share or shares of common stock, $0.001 par value per share, of the Company or such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4(c) of the Plan.

(oo) “Specified Employee” has the meaning provided to such term under Section 409A and the regulations promulgated thereunder.

(pp) “Stock Appreciation Right” shall mean any right granted under Section 6(b) of the Plan.

(qq) “Substitute Awards” means Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines.

Section 3. Administration

(a) Power and Authority of the Committee. The Plan shall be administered by the Committee. Any Awards made to members of the Committee, however, should also be authorized by a disinterested majority of the Board. Subject to the express provisions of the Plan and to applicable law, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or the method by which payments or other rights are to be determined in connection with) each Award; (iv) determine the terms and conditions of any Award or Award Agreement; (v) amend the terms and conditions of any Award or Award Agreement and accelerate the exercisability of any Option or waive any restrictions relating to any Award or extending the period of exercisability for an Award; (vi) determine whether, to what extent and under what circumstances Awards may be exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended; (vii) interpret and administer the Plan and any instrument or agreement, including an Award Agreement, relating to the Plan; (viii) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (ix) include in an Award Agreement a requirement that, under certain circumstances, acceleration of vesting (or compensation payable) with respect to such Award shall be reduced (or eliminated) to the extent that such reduction (or elimination) would, after taking into account any other payments in the nature of compensation to which the Participant would have a right to receive from the Company and any other person contingent upon the occurrence of a Change in

Control, prevent the occurrence of a “parachute payment” as defined under Code Section 280G; (x) granting Awards to Eligible Persons who are foreign nationals on such terms and conditions different from those specified in the Plan, which may be necessary or desirable to foster and promote achievement of the purposes of the Plan, and adopting such modifications, procedures, and/or subplans (with any such subplans attached as appendices to the Plan) and the like as may be necessary or desirable to comply with provisions of the laws or regulations of other countries or jurisdictions to ensure the viability of the benefits from Awards granted to Participants employed in such countries or jurisdictions, or to meet the requirements that permit the Plan to operate in a qualified or tax efficient manner, and/or comply with applicable foreign laws or regulations; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award or Award Agreement shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon any Eligible Person and any holder or beneficiary of any Award and shall receive the maximum deference permitted under applicable law. The administration of the Automatic Stock Grant Program, however, shall be self-executing in accordance with the terms of that program so that neither the Board nor any Committee shall exercise any discretionary functions with respect to any Awards made under that program. If at any time (including after a notice of exercise has been delivered) the Committee (or the Board), reasonably believes that a Participant has committed an act of Cause (which includes a failure to act), the Committee (or Board) may suspend the Participant’s right to exercise any Award (or vesting or settlement of any Award) pending a determination of whether there was in fact an act of Cause. If the Committee (or the Board) determines a Participant has committed an act of Cause, neither the Participant nor his or her estate shall be entitled to exercise any outstanding Award whatsoever and all of Participant’s outstanding Awards shall then terminate without consideration.

(b) Power and Authority of the Board. Notwithstanding anything to the contrary contained herein, the Board may, at any time and from time to time, without any further action of the Committee, exercise the powers and duties of the Committee under the Plan.

Section 4. Shares Available for Awards

(a) Shares Available. Subject to adjustment as provided in Section 4(c) of the Plan, the maximum aggregate number of Shares that may be issued under the Plan shall be equal to the sum of (i) the number of Shares available under the Prior Plan immediately prior to stockholder approval of the Plan (as of March 31, 2022, 1,722,897 Shares were available under the Prior Plan), as determined in accordance with the counting, adjustment and substitution provisions of the Prior Plan, and (ii) 1,740,000 Shares (the “Share Limit”). The aggregate number of Shares available with respect to Awards under the Plan (including the Prior Plan Shares described in Section 4(a)(i)) shall be reduced by (i) one (1) Share for each Share which relates to an Options or a Stock Appreciation Right; and (ii) two (2) Shares for each Share which relates to a Full-Value Award. Shares to be issued under the Plan may be either authorized but unissued Shares or Shares re-acquired and held in treasury.

(b) Accounting for Awards. To the extent that (i) Options or Stock Appreciation Rights granted under the Plan shall expire unexercised, are cancelled, forfeited, terminated or are not distributed, or (ii) Shares subject to Awards under the Plan shall be, cancelled, forfeited, terminated or are settled in cash in lieu of Shares, such Shares shall immediately become available for grant under the Plan, as applicable, and shall increase the number of Shares available for purposes of the Plan. To the extent that Options, Stock Appreciation Rights or Shares awarded under this Plan shall be cancelled, forfeited or terminated (or are settled in cash in lieu of Shares), such Shares shall be added back to the Plan on the same basis and subject to the same ratio that applied when they were granted and shall increase the number of Shares available for purposes of the Plan. Shares delivered in payment of the purchase price in connection with the exercise of any Award, Shares repurchased on the open market with proceeds received by the Company from stock exercises, Shares delivered or withheld to pay tax withholding obligations or otherwise under the Plan and Shares not issued upon the net settlement or net exercise of Stock Appreciation Rights shall not be added to and shall not increase the number of Shares available for purposes of the Plan. Stock Appreciation Rights to be settled in Shares shall be counted in full against the number of Shares available for award under the Plan regardless of the number of Shares issued upon settlement of the Stock Appreciation Rights.

(c) Adjustments. In the event of any Equity Restructuring, the number and type of Shares (or other securities or other property) subject to outstanding Awards, and the purchase price or exercise price with respect to any Award will be proportionately adjusted; provided, however, that the number of Shares covered by any Award or to which such Award relates shall always be rounded down to the nearest whole number. The adjustments provided under this Section 4(c) shall be nondiscretionary and shall be final and binding on the affected Participant and the Company. The Committee shall make such proportionate adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such Equity Restructuring with respect to the Share Limit, the ISO Limit, the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Sections 4(a), 4(b) and 6(d) hereof, the Limitations and Director Grant Limits as each are defined below, and the automatic grant figures set forth in Section 6(i)).

(d) Substitute Awards. Substitute Awards shall not count toward the Share Limit (or the other limits in Section 4(a)), nor shall Shares subject to a Substitute Award again be available for Awards under the Plan as provided in Section 4(a). Additionally, in the event that a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not count toward the Share Limit; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Board members prior to such acquisition or combination.

Section 5. Eligibility

Any Eligible Person shall be eligible to be designated a Participant. In determining which Eligible Persons shall receive an Award and the terms of any Award, the Committee may take into account the nature of the services rendered by the respective Eligible Persons, their present and potential contributions to the success of the Company or such other factors as the Committee, in its discretion, shall deem relevant. Notwithstanding the foregoing, an Incentive Stock Option may only be granted to full-time or part-time employees (which term as used herein includes, without limitation, officers and Directors who are also employees), and an Incentive Stock Option shall not be granted to an employee of an Affiliate unless such Affiliate is also a “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code or any successor provision.

Section 6. Awards

(a) Options. The Committee is hereby authorized to grant Options to Eligible Persons with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i) Exercise Price. The purchase price per Share purchasable under an Option shall be determined by the Committee; provided, however, that such purchase price shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option unless the Committee expressly acknowledges in its granting resolutions that such Option has been structured to be exempt from or compliant with the requirements of Section 409A.

(ii) Option Term. The term of each Option shall be fixed by the Committee at the time of grant, but shall not be longer than 10 years from the date of grant.

(iii) Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part and the method or methods by which, and the form or forms (including, without limitation, cash, Shares, other securities, other Awards or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the applicable exercise price) in which payment of the exercise price with respect thereto may be made or deemed to have been made.

(iv) Incentive Stock Options. Notwithstanding anything in the Plan to the contrary, the following additional provisions shall apply to the grant of stock options which are intended to qualify as Incentive Stock Options:

(A) The Committee will not grant Incentive Stock Options in which the aggregate Fair Market Value (determined as of the time the option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under this Plan and all other plans of the Company and its Affiliates) shall exceed $100,000.

(B) All Incentive Stock Options must be granted within ten years from the earlier of the date on which this Plan was adopted by the Board or the date this Plan was approved by the stockholders of the Company.

(C) Unless sooner exercised, all Incentive Stock Options shall expire and no longer be exercisable no later than 10 years after the date of grant; provided, however, that in the case of a grant of an Incentive Stock Option to a Participant who, at the time such Option is granted, owns (within the meaning of Section 422 of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its Affiliate, such Incentive Stock Option shall expire and no longer be exercisable no later than 5 years from the date of grant.

(D) The purchase price per Share for an Incentive Stock Option shall be not less than 100% of the Fair Market Value of a Share on the date of grant of the Incentive Stock Option; provided, however, that, in the case of the grant of an Incentive Stock Option to a Participant who, at the time such Option is granted, owns (within the meaning of Section 422 of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its Affiliate, the purchase price per Share purchasable under an Incentive Stock Option shall be not less than 110% of the Fair Market Value of a Share on the date of grant of the Incentive Stock Option.

(E) Any Incentive Stock Option authorized under the Plan shall contain such other provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain all provisions required in order to qualify the Option as an Incentive Stock Option.

(F) Subject to adjustment as provided in Section 4(c), the maximum aggregate number of Shares that may be issued pursuant to the exercise of Incentive Stock Options granted under this Plan shall not exceed maximum aggregate number of Shares described in Section 4(a) (the "ISO Limit").

(b) Stock Appreciation Rights. The Committee is hereby authorized to grant Stock Appreciation Rights to Eligible Persons subject to the terms of the Plan and any applicable Award Agreement. Each Stock Appreciation Right granted under the Plan shall confer on the holder upon exercise the right to receive a whole number of Shares equal to the excess of (a) the Fair Market Value of one Share on the date of exercise (or, if the Committee shall so determine, at any time during a specified period before or after the date of exercise) over (b) the grant price of the Stock Appreciation Right as determined by the Committee, which grant price shall not be less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right. The term of any Stock Appreciation Right shall not exceed 10 years.

(c) Restricted Stock and Restricted Stock Units. The Committee is hereby authorized to grant Restricted Stock and Restricted Stock Units to Eligible Persons with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i) Restrictions. Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, a restriction on or prohibition against the right to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Committee may deem appropriate.

(ii) Issuance of Shares. Any Restricted Stock granted under the Plan may be evidenced in such manner as the Board may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company. Such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the restrictions and possible forfeiture applicable to such Restricted Stock, as set forth in the Award Agreement.

(iii) Forfeiture. Except as otherwise determined by the Committee, upon a Participant’s termination of Service (as determined under criteria established by the Committee) during the applicable restriction period, all applicable Shares of Restricted Stock and Restricted Stock Units at such time subject to restriction shall be forfeited and with Shares of Restricted Stock reacquired by the Company; provided, however, that the Committee may, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock or Restricted Stock Units.

(d) Performance Awards. The Committee is hereby authorized to grant Performance Awards to Eligible Persons subject to the terms of the Plan. A Performance Award granted under the Plan (i) may be denominated or payable in cash, Shares (including, without limitation, Restricted Stock and Restricted Stock Units), other securities, other Awards or other property and (ii) shall confer on the holder thereof the right to receive payments, in whole or in part, upon the achievement of such Performance Goals during such performance periods as the Committee shall establish. Subject to the terms of the Plan, the Performance Goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, the amount of any payment or transfer to be made pursuant to any Performance Award and any other terms and conditions of any Performance Award shall be determined by the Committee.

(e) Dividend Equivalents. The Committee is hereby authorized to grant Dividend Equivalents to Eligible Persons under which the Participant shall be entitled to receive payments (in cash, Shares, other securities, other Awards or other property as determined in the discretion of the Committee) equivalent to the amount of cash dividends paid by the Company to holders of Shares with respect to a number of Shares determined by the Committee. Subject to the terms of the Plan, such Dividend Equivalents may have such terms and conditions as the Committee shall determine except that all Dividend Equivalents shall be subject to the same vesting conditions as to the underlying Award to which they are attached.

(f) Other Stock Grants. The Committee is hereby authorized, subject to the terms of the Plan, to grant to Eligible Persons Shares without restrictions thereon as are deemed by the Committee to be consistent with the purpose of the Plan. Subject to the terms of the Plan and any applicable Award Agreement, such Other Stock Grant may have such terms and conditions as the Committee shall determine.

(g) Other Stock-Based Awards. The Committee is hereby authorized to grant to Eligible Persons, subject to the terms of the Plan, such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as are deemed by the Committee to be consistent with the purpose of the Plan. Shares or other securities delivered pursuant to a purchase right granted under this Section 6(g) shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms (including, without limitation, cash, Shares, other securities, other Awards or other property or any combination thereof), as the Committee shall determine, the value of which consideration, as established by the Committee, shall not be less than 100% of the Fair Market Value of such Shares or other securities as of the date such purchase right is granted unless the Committee expressly acknowledges in its granting resolutions that such Other Stock-Based Award has been structured to be exempt from or compliant with the requirements of Section 409A.

(h) General.

(i) Consideration for Awards. Awards may be granted for no cash consideration or for any cash or other consideration as determined by the Committee and required by applicable law.

(ii) Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award or any award granted under any plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with awards granted under any such other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(iii) Forms of Payment under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine (including, without limitation, cash, Shares, other securities, other Awards or other property or any combination thereof), and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents with respect to installment or deferred payments.

(iv) Limits on Transfer of Awards. No Award (other than Other Stock Grants) and no right under any such Award shall be transferable by a Participant other than by will or by the laws of descent and distribution and the Company shall not be required to recognize any attempted assignment of such rights by any Participant; provided, however, that, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Participant and receive any property distributable with respect to any Award upon the death of the Participant; provided, further, that, if so determined by the Committee, a Participant may, at any time that such Participant holds such Option, transfer a Non-Qualified Stock Option to any “Family Member” (as such term is defined in the General Instructions to Form S-8 (or any successor to such Instructions or such Form) under the Securities Act), provided that the Participant may not receive any consideration for such transfer, the Family Member may not make any subsequent transfers other than by will or by the laws of descent and distribution and the Company receives written notice of such transfer. Except as otherwise determined by the Committee, each Award (other than an Incentive Stock Option) or right under any such Award shall be exercisable during the Participant’s lifetime only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative. Except as otherwise determined by the Committee, no Award (other than an Incentive Stock Option) or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or other encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.
(v) Term of Awards. Subject to Section 6(a)(iv)(C), the term of each Award shall be fixed by the Committee at the time of grant, but shall not be longer than 10 years from the date of grant.

(vi) Restrictions; Securities Exchange Listing. All Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, applicable federal or state securities laws and regulatory requirements, and the Committee may direct appropriate stop transfer orders and cause other legends to be placed on the certificates for such Shares or other securities to reflect such restrictions. If the Shares or other securities are traded on a securities exchange, the Company shall not be required, and shall have no liability for failure, to deliver any Shares or other securities covered by an Award unless and until such Shares or other securities have been and continue to be admitted for trading on such securities exchange. No Shares or other assets shall be issued or delivered pursuant to the Plan, and the Company shall have no liability for failure to issue or deliver Shares under the Plan, unless and until there shall have been compliance with all applicable requirements of applicable securities laws, including the filing and effectiveness of the Form S-8 registration statement for the Shares issuable pursuant to the Plan, and all applicable listing requirements of any stock exchange or trading system, including the Nasdaq Stock Market, on which Common Stock is then traded. No Shares shall be issued or delivered pursuant to the Plan, and the Company shall have no liability for failure to issue or deliver Shares under the Plan, if doing so would violate any internal policies of the Company.

(vii) Prohibition on Repricing. Except as provided in Section 4(c) of the Plan, no Option or Stock Appreciation Right may be amended to reduce its initial exercise or grant price and no Option or Stock Appreciation Right shall be canceled and replaced with either cash or Shares or with Options or Stock Appreciation Rights having a lower exercise or grant price, without the approval of the stockholders of the Company. In addition, no re-load Options may be granted without the approval of the stockholders of the Company.

(i) Directors’ Automatic Stock Grant Program.

(i) Automatic Quarterly Restricted Stock Awards. Beginning with the Adoption Date, each Non-Employee Director serving as a duly elected or appointed Class I, Class II, or Class III Director on the first day of each fiscal quarter shall receive number of shares as approved by the Compensation Committee for each fiscal quarter of service. Shares granted pursuant to the Automatic Stock Grant Program shall vest over a three-year period, beginning with the first anniversary of the grant date and the Non-Employee Director shall not be required to pay any amount to the Company for such Shares. There shall be no limit on the number of Shares any one Non-Employee Director may receive over his or her period of Board service pursuant to the Automatic Stock Grant Program, and Non-Employee Directors who have previously been employees of the Company (or any Affiliate) or who have received one or more Awards from the Company prior to becoming a Non-Employee Director shall nevertheless be eligible to receive Shares pursuant to the Automatic Stock Grant Program over their period of continued Board service. Non-Employee Directors must be serving as a member of the Board on the first day of the fiscal quarter in question to be eligible to receive an Award under this subsection. If a Non-Employee Director ceases to serve as a member of the Board for any reason, such Non-Employee Director shall no longer be eligible or entitled to receive any Awards contemplated by this subsection. Non-Employee Directors elected to fill less than a three-year term will receive a pro rata stock award.

(ii) Timing of Awards. Awards made pursuant to the Automatic Stock Grant Program shall be granted on the fifteenth (15th) day of the first month of the fiscal quarter for which the Non-Employee Director qualifies for such Award, provided that such day is not a Saturday, Sunday or holiday observed by The NASDAQ Stock Market. In the event that the fifteenth (15th) day of the first month of the fiscal quarter is a Saturday, Sunday or holiday observed by The NASDAQ Stock Market, the Shares shall be issued on the next regular business and trading day following the fifteenth (15th) day of the first month of the fiscal quarter.

Section 7. Amendment and Termination; Adjustments

(a) Amendments to the Plan. The Board may amend, alter, suspend, discontinue or terminate the Plan at any time; provided, however, that, notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the stockholders of the Company, no such amendment, alteration, suspension, discontinuation or termination shall be made that, absent such approval:

(i) violates the rules or regulations of the National Association of Securities Dealers, Inc. or any other securities exchange that are applicable to the Company;

(ii) causes the Company to be unable, under the Code, to grant Incentive Stock Options under the Plan;

(iii) increases the number of shares authorized under the Plan as specified in Section 4(a); or

(iv) permits the award of Options or Stock Appreciation Rights at a price less than 100% of the Fair Market Value of a Share on the date of grant of such Option or Stock Appreciation Right, as prohibited by Sections 6(a)(i) and 6(b) of the Plan or the repricing of Options or Stock Appreciation Rights, as prohibited by Section 6(h)(vii) of the Plan.

(b) Amendments to Awards. The Committee may waive any conditions of or rights of the Company under any outstanding Award, prospectively or retroactively. Except as otherwise provided herein or in an Award Agreement, the Committee may not amend, alter, suspend, discontinue or terminate any outstanding Award, prospectively or retroactively, if such action would adversely affect the rights of the holder of such Award, without the consent of the Participant or holder or beneficiary thereof. Notwithstanding the foregoing, the Committee shall not waive any conditions or rights of the Company.

(c) Correction of Defects, Omissions and Inconsistencies. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award or Award Agreement in the manner and to the extent it shall deem desirable to implement or maintain the effectiveness of the Plan.

Section 8. Income Tax Withholding

In order to comply with all applicable federal, state or local income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal, state or local payroll, withholding, income or other taxes, which are the sole and absolute responsibility of a Participant, are withheld or collected from such Participant. In order to assist a Participant in paying all or a portion of the federal, state and local taxes to be withheld or collected upon exercise or receipt of (or the lapse of restrictions relating to) an Award, the Committee, in its discretion and subject to such additional terms and conditions as it may adopt, may permit the Participant to satisfy such tax obligation by (i) electing to have the Company withhold a portion of the Shares otherwise to be delivered upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes (but only up to the maximum amount permitted to be withheld under applicable laws or regulations or financial accounting rules and without causing the Award to be classified as a liability under financial accounting rules) or (ii) delivering to the Company Shares other than Shares issuable upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes (but only up to the maximum amount permitted to be withheld under applicable laws or regulations or financial accounting rules and without causing the Award to be classified as a liability under financial accounting rules). The election, if any, must be made on or before the date that the amount of tax to be withheld is determined.

Section 9. General Provisions

(a) No Rights to Awards. No Eligible Person or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to any Participant or with respect to different Participants.

(b) Award Agreements. No Participant will have rights under an Award granted to such Participant unless and until an Award Agreement shall have been duly executed on behalf of the Company and, if requested by the Company, signed by the Participant.

(c) Plan Provisions Control. In the event that any provision of an Award Agreement conflicts with or is inconsistent in any respect with the terms of the Plan as set forth herein or subsequently amended, the terms of the Plan shall control.

(d) No Rights of Stockholders. Except with respect to Shares of Restricted Stock as to which the Participant has been granted the right to vote, neither a Participant nor the Participant’s legal representative shall be, or have any of the rights and privileges of, a stockholder of the Company with respect to any Shares issuable to such Participant upon the exercise or payment of any Award, in whole or in part, unless and until such Shares have been issued in the name of such Participant or such Participant’s legal representative without restrictions thereto.

(e) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

(f) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ, or as giving a Director of the Company or an Affiliate the right to continue as a Director or an Affiliate of the Company or any Affiliate, nor will it affect in any way the right of the Company or an Affiliate to terminate a Participant’s employment or Service at any time, with or without cause. In addition, the Company or an Affiliate may at any time dismiss a Participant from employment, or terminate the term of a Director of the Company or an Affiliate, free from any liability or any claim under the Plan or any Award, unless otherwise expressly provided in the Plan or in any Award Agreement. Nothing in this Plan shall confer on any person any legal or equitable right against the Company or any Affiliate, directly or indirectly, or give rise to any cause of action at law or in equity against the Company or an Affiliate. The Awards granted hereunder shall not form any part of the wages or salary of any Eligible Person for purposes of severance pay or termination indemnities, irrespective of the reason for termination of employment. Under no circumstances shall any person ceasing to be an employee of the Company or any Affiliate be entitled to any compensation for any loss of any right or benefit under the Plan which such employee might otherwise have enjoyed but for termination of employment, whether such compensation is claimed by way of damages for wrongful or unfair dismissal, breach of contract or otherwise. By participating in the Plan, each Participant shall be deemed to have accepted all the conditions of the Plan and the terms and conditions of any rules and regulations adopted by the Committee and shall be fully bound thereby.

(g) Governing Law. The validity, construction and effect of the Plan or any Award, and any rules and regulations relating to the Plan or any Award, shall be determined in accordance with the internal laws, and not the law of conflicts, of the State of Delaware.

(h) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.

(i) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and an Eligible Person or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

(j) Other Benefits. No compensation or benefit awarded to or realized by any Participant under the Plan shall be included for the purpose of computing such Participant’s compensation under any compensation-based retirement, disability, or similar plan of the Company unless required by law or otherwise provided by such other plan.

(k) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash shall be paid in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

(l) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

(m) Section 16 Compliance. The Plan is intended to comply in all respects with Rule 16b-3 or any successor provision, as in effect from time to time, and in all events the Plan shall be construed in accordance with the requirements of Rule 16b-3. If any Plan provision does not comply with Rule 16b-3 as hereafter amended or interpreted, the provision shall be deemed inoperative. The Board, in its absolute discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan with respect to persons who are officers or Directors subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other Eligible Persons.

(n) Conditions Precedent to Issuance of Shares. Shares shall not be issued, and the Company shall not have any liability for failure to issue Shares, pursuant to the exercise or payment of the purchase price relating to an Award unless such exercise or payment and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder, the requirements of any applicable Stock Exchange and the Delaware General Corporation Law. As a condition to the exercise or payment of the purchase price relating to such Award, the Company may require that the person exercising or paying the purchase price represent and warrant that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation and warranty is required by law.
(o) Section 409A. Notwithstanding anything in the Plan to the contrary, the Plan and Awards granted hereunder are intended to be exempt from or comply with the requirements of Section 409A and shall be interpreted in a manner consistent with such intention. In the event that any provision of the Plan or an Award Agreement is determined by the Committee to not comply with the applicable requirements of Section 409A or the applicable regulations and other guidance issued thereunder, the Committee shall have the authority (but without an affirmative obligation) to take such actions and to make such changes to the Plan or an Award Agreement as the Committee deems necessary to comply with such requirements. Any payment made pursuant to any Award shall be considered a separate payment and not one of a series of payments for purposes of Section 409A. Notwithstanding the foregoing or anything elsewhere in the Plan or an Award Agreement to the contrary, if upon a Participant’s Separation From Service he/she is then a Specified Employee, then solely to the extent necessary to comply with Section 409A and avoid the imposition of taxes under Section 409A, the Company shall defer payment of “nonqualified deferred compensation” subject to Section 409A payable as a result of and within six (6) months following such Separation From Service under this Plan until the earlier of (i) the first business day of the seventh month following the Participant’s Separation From Service, or (ii) twenty (20) days after the Company receives written confirmation of the Participant’s death. Any such delayed payments shall be made without interest. While it is intended that all payments and benefits provided under the Plan or an Award will be exempt from or comply with Section 409A, the Company makes no representation or covenant to ensure that the payments under the Plan or an Award are exempt from or compliant with Section 409A. In no event whatsoever shall the Company be liable if a payment or benefit under the Plan or an Award is challenged by any taxing authority or for any additional tax, interest or penalties that may be imposed on a Participant by Section 409A or any damages for failing to comply with Section 409A. The Participant will be entirely responsible for any and all taxes on any benefits payable to such Participant as a result of the Plan or an Award. If the applicable Award Agreement or Participant’s employment agreement provides for Section 409A related provisions other than what is specified above in this Section 9(o), then such provisions in the Award or employment agreement shall govern.

(p) Change in Control. In the event that there is a Change in Control and/or the Company is a party to a merger or acquisition or reorganization or similar transaction, outstanding Awards shall be subject to the merger agreement or other applicable transaction agreement. Such agreement may provide, without limitation, that subject to the consummation of the applicable transaction, for the assumption (or substitution) of outstanding Awards by the surviving entity or its parent, for their continuation by the Company (if the Company is a surviving corporation), for accelerated vesting, or for their cancellation either with or without consideration, in all cases without the consent of the Participant and outstanding Awards do not have to all be uniformly treated the same way.

(q) Recoupment of Compensation. The Company may (i) cause the cancellation of any Award, (ii) require reimbursement of any Award by a Participant and (iii) effect any other right of recoupment of equity or other compensation provided under this Plan or otherwise in accordance with Company policies as may be adopted and/or modified from time to time by the Company and/or applicable law (each, a “Clawback Policy”). In addition, a Participant may be required to repay to the Company certain previously paid compensation, whether provided under this Plan or an Award Agreement or otherwise, in accordance with the Clawback Policy. By accepting an Award, a Participant is also agreeing to be bound by the Company’s Clawback Policy which may be amended from time to time by the Company in its discretion (including without limitation to comply with applicable laws or stock exchange requirements) and is further agreeing that all of the Participant’s Awards (and/or awards issued under the Prior Plan) may be unilaterally amended by the Company to the extent needed to comply with the Clawback Policy.

(r) Dividends. No dividends (that are paid by the Company to holders of Shares) will be paid or accrued with respect to Options, Stock Appreciation Rights, Restricted Stock Units or unearned Performance Awards; however, dividends may be paid with respect to unvested Restricted Stock awards issued under the Plan that are subject to time-vesting requirements only.

(s) Dissolution. To the extent not previously exercised or settled, all Awards shall terminate immediately prior to the dissolution or liquidation of the Company and shall be forfeited to the Company (except for repayment of any amounts a Participant had paid to the Company to acquire unvested Shares underlying the forfeited Awards).

(t) Limits on Awards to Non-Employee Directors. Notwithstanding anything to the contrary, no Non-Employee Director serving in the below positions at any time during a Fiscal Year shall receive Awards during such Fiscal Year covering, in the aggregate, in excess of the following number of Shares (subject to adjustment under Section 4(c)) (the “Director Grant Limits”).

(i) Chairperson or Lead Non-Employee Director: 50,000 Shares

(ii) Other Non-Employee Director: 50,000 Shares

Section 10. Effective Date of the Plan

The Plan shall be effective as of the date of its approval by the Board (the “Adoption Date”), however no Awards may be granted until the Plan has been approved by Company stockholders. If Company stockholders do not approve the Plan on or before the consummation of the Annual Meeting, then the Plan shall terminate and be null and void (and with no Awards issued hereunder) as of the day after the Annual Meeting. No further awards may be granted under the Prior Plan upon Company stockholder approval of the Plan.

Section 11. Term of the Plan

No Award shall be granted under the Plan after (a) the tenth anniversary of the Adoption Date, or (b) any earlier date of discontinuation or termination established pursuant to Section 7(a) of the Plan. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and the authority of the Committee provided for hereunder with respect to the Plan and any Awards, and the authority of the Board to amend the Plan, shall extend beyond the termination of the Plan.

PROXY
THE ENSIGN GROUP, INC.
29222 Rancho Viejo Road, Suite 127, San Juan Capistrano, California 92675
ANNUAL MEETING OF SHAREHOLDERS, THURSDAY, MAY 26, 2022
(This Proxy is Solicited on Behalf of the Board of Directors)
The undersigned hereby appoints Barry R. Port and Chad A. Keetch, or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of The Ensign Group, Inc. held of record by the undersigned on March 31, 2022 at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at Ensign's Southland Care Center facility, located 11701 Studebaker Road, Norwalk, California 90650 at 10:00 a.m. PDT, on Thursday, May 26, 2022 and at any adjournments or postponements thereof. Directions to the facility in order to attend the Annual Meeting may be obtained by calling (949) 487-9500. The undersigned also acknowledges receipt of the Notice of the Annual Meeting of Shareholders, the Proxy Statement and the Annual Report on Form 10-K for the year ended December 31, 2021 which were furnished with this proxy.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER
MEETING TO BE HELD ON MAY 26, 2022:
THE PROXY STATEMENT AND ANNUAL REPORT TO SECURITY HOLDERS ARE AVAILABLE AT
HTTP://WWW.PROXYVOTE.COM
This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the Class III and Class I director nominees listed in Proposal 1, and FOR Proposals 2, 3 and 4.

1.ELECTION OF CLASS III DIRECTORS EACH FOR A THREE-YEAR TERM as follows:

NOMINEE: Lee A. Daniels                 ☐ FOR     ☐ AGAINST     ☐ ABSTAIN

NOMINEE: Ann S. Blouin                    ☐ FOR     ☐ AGAINST     ☐ ABSTAIN

NOMINEE: Barry R. Port                    ☐ FOR     ☐ AGAINST     ☐ ABSTAIN

ELECTION OF CLASS I DIRECTOR FOR AN INITIAL ONE-YEAR TERM as follows:

NOMINEE: Suzanne D. Snapper                ☐ FOR     ☐ AGAINST     ☐ ABSTAIN

1.RATIFICATION OF APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2022.
☐ FOR     ☐ AGAINST     ☐ ABSTAIN

2.APPROVAL, ON AN ADVISORY BASIS, OF OUR NAMED EXECUTIVE OFFICER COMPENSATION.

☐ FOR     ☐ AGAINST     ☐ ABSTAIN

3.APPROVAL OF THE COMPANY'S 2022 OMNIBUS INCENTIVE PLAN.

☐ FOR     ☐ AGAINST     ☐ ABSTAIN

In their discretion, the Proxies are authorized to vote upon all other matters as may properly come before the Annual Meeting and any adjournments or postponements thereof, provided that discretionary voting on such other matters is permitted by applicable rules and regulations.

MARK HERE FOR ADDRESS CHANGE AND INDICATE NEW ADDRESS         ☐

MARK HERE IF YOU PLAN TO ATTEND THE MEETING                 ☐

Share:

Name:		Acct #:

Address:

Signature

	Signature	Date:

NOTE: This proxy must be signed exactly as your name appears hereon. Executors, administrators, trustees, etc., should give full title as such. If the shareholder is a corporation, a duly authorized officer should sign on behalf of the corporation and should indicate his or her title.
PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
BY USING THE ENCLOSED ENVELOPE.